As filed with the Securities and Exchange Commission on January 25, 2010

Registration No. 333-156520

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

UNIFIED GROCERS, INC.

(Exact name of registrant as specified in its charter)

California	5141	95-0615250
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5200 Sheila Street

Commerce, California 90040

(323) 264-5200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert M. Ling, Jr.

Executive Vice President, Secretary and General Counsel

Unified Grocers, Inc.

5200 Sheila Street

Commerce, California 90040

(323) 264-5200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

John H. Mullan, Esquire

Sheppard, Mullin, Richter & Hampton LLP

333 South Hope Street

48th Floor

Los Angeles, California 90071

(213) 617-5475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one).

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Post-Effective Amendment No.1 is filed in accordance with the undertakings in Item 17 of the Registration Statement to update and supplement the Registration Statement as originally declared effective by the Securities and Exchange Commission on January 21, 2009 to include the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended October 3, 2009 filed on December 17, 2009, in its definitive Proxy Statement on Schedule 14A as filed on January 8, 2010, and in its Current Reports on Form 8-K filed on November 9, 2009 and December 29, 2009, all as and to the extent incorporated by reference herein.

No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated January 25, 2010

Prospectus

UNIFIED GROCERS, INC.

  60,000 Class A Shares

  95,000 Class B Shares

265,000 Class E Shares

Unified Grocers, Inc.

5200 Sheila Street

Commerce, California 90040

(323) 264-5200

•      Offering of Class A shares and Class B shares to existing and prospective members for cash and deferred payment.

•      Offering of Class B shares and Class E shares to members as patronage dividends from time to time.

•      Shares can be acquired only by members in accordance with Unified’s share purchase requirements.

•      There is no established public trading market for Unified’s shares, and none is expected to develop. Unified’s ability to redeem shares is restricted. All redemptions are at the sole discretion of the Board.

•      The price of Class A shares and Class B shares is the exchange value per share at the close of the last fiscal year end prior to the issuance of such Class A shares and Class B shares. At October 3, 2009, the exchange value per share was $290.37 for both Class A shares and Class B shares.

•      The price of Class E shares is $100 per share.

•      The total proceeds of shares purchased are received by Unified. There are no commissions or discounts.

Unified is a retailer-owned, grocery wholesale cooperative. Unified’s shareholders are its current or former customers. We refer to such individuals as members. Unified’s customers include both its members and non-members. Each member is required to own a number of Class A shares as may be established by the Board of Directors. Each member is also required to own a number of Class B shares as may be established by the Board, and each member may choose to acquire the Class B shares over time, typically if a subordinated cash deposit is provided for the full amount of the Class B share requirement. The requirement for the subordinated cash deposit is eliminated once the member holds sufficient Class B shares to satisfy the Class B share requirement. Class B shares and Class E shares may be issued to members as patronage dividends. Non-member customers are not shareholders and may be required to provide a cash deposit in order to purchase products on credit terms established by Unified.

Acquiring shares in Unified involves risks. See “Risk Factors” beginning on page 7 for a discussion of factors you should consider before acquiring our shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This offer is not underwritten.

The date of this prospectus is February     , 2010

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus and the documents incorporated by reference are complete and accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates important business and financial information about us that is not included in this prospectus. This information is available without charge upon written or oral request. See “WHERE YOU CAN FIND MORE INFORMATION.”

PROSPECTUS SUMMARY

This summary highlights information and matters described more fully elsewhere in this prospectus and the documents incorporated by reference in this prospectus. You should read this summary in connection with the more detailed information, including our consolidated financial statements and the related notes, appearing elsewhere in this prospectus or incorporated by reference in this prospectus. You should carefully consider, among other things, the matters discussed in the section entitled “RISK FACTORS.” You should carefully read each document incorporated by reference in this prospectus. See “INCORPORATION BY REFERENCE.” The description of the rights and obligations of Members generally in this prospectus is qualified in its entirety by the terms of the particular membership agreements entered into by each Member; the forms of these agreements have changed from time to time.

The terms “Unified,” “the Company,” “we,” “us,” or “our” refer to Unified Grocers, Inc.

Business

Unified is a retailer-owned, grocery wholesale cooperative serving supermarket, specialty and convenience store operators located primarily in the western United States and the Pacific Rim. We sell a wide variety of products typically found in supermarkets. We sell products and provide support services through Unified or through our specialty food subsidiary (Market Centre) and international sales subsidiary (Unified International, Inc.). We report all product sales in our Wholesale Distribution segment. We also provide support services to our customers through separate subsidiaries, including insurance and financing, and through our Wholesale Distribution segment, including promotional planning, retail technology, equipment purchasing services and real estate services. Insurance activities are reported in our Insurance segment while finance activities are grouped within our All Other business activities. The availability of specific products and services may vary by geographic region. We have three separate geographical and marketing regions. The regions are Southern California, Northern California and the Pacific Northwest.

The Company’s customers include its owners (“Members”) and non-owners (“Non-Members”). We do business primarily with those customers that have been accepted as Members. Our Members operate supermarket companies that range in size from single store operators to regional supermarket chains. Store sizes range from neighborhood stores of less than 10,000 square feet to large box format stores of over 80,000 square feet. Members are required to meet specific capitalization requirements, which include capital stock ownership and may include required cash deposits. Customers who purchase less than $1 million annually from the Company would not generally be considered for membership, while customers who purchase over $3 million annually are encouraged to become Members. See “PROSPECTUS SUMMARY—Membership Requirements.” The capitalization and purchase requirements may be modified at the discretion of the Company’s Board of Directors (the “Board”).

We distribute the earnings from activities conducted with our Members, excluding activities conducted with subsidiaries (“Patronage Business”), in the form of patronage dividends. An entity that does not meet Member purchase requirements or does not desire to become a Member may conduct business with Unified as a Non-Member customer on a non-patronage basis. We retain the earnings from our subsidiaries and from business conducted with Non-Members (collectively, “Non-Patronage Business”). See “OFFERING OF CLASS A SHARES, CLASS B SHARES AND CLASS E SHARES—Class B Shares—General.”

Unified is a California corporation organized in 1922 and incorporated in 1925. Our principal executive offices are located at 5200 Sheila Street, Commerce, California 90040, and our telephone number is (323) 264-5200. In September 1999, we completed a merger (the “Merger”) with United Grocers, Inc. (“United”), a grocery cooperative headquartered in Milwaukie, Oregon. In connection with the Merger, we changed our name from Certified Grocers of California, Ltd. to Unified Western Grocers, Inc. As part of an initiative to strengthen our corporate brand and image in the marketplace, in fiscal 2007, we began to do business as “Unified Grocers” for nearly all purposes, and effected a legal name change on February 20, 2008.

Our strategic focus is to promote the success of independent retailers. A significant milestone was achieved in early fiscal 2008, when we purchased certain assets and assumed certain liabilities of Associated Grocers, Incorporated (“AG”) and its subsidiaries (the “Seattle Operations”), a retailer-owned grocery cooperative headquartered in Seattle, Washington (the “Acquisition”). The Seattle Operations primarily serve retailers throughout Washington, Oregon, Alaska and the Pacific Rim.

Financial Condition and Results of Operations

The documents filed with the Securities and Exchange Commission and incorporated herein by reference contain information regarding the Company’s recent operating results and current financial condition. See “INCORPORATION BY REFERENCE.”

Eligibility to Hold Shares

Only Members of Unified may acquire Class A, Class B or Class E Shares. Membership in Unified is limited to persons meeting the eligibility requirements established from time to time by our Board. See “OFFERING OF CLASS A SHARES, CLASS B SHARES AND CLASS E SHARES—Eligibility to Hold Shares.”

Membership Requirements

Unified does business primarily with those customers that have been accepted as Members. The Company has established a number of guidelines that are used to determine whether a customer is eligible for membership. These guidelines are reviewed periodically by the Board and are adjusted as market conditions change.

Customers who purchase less than $1 million annually from the Company would not generally be considered for membership, while customers who purchase over $3 million annually are encouraged to become Members.

In addition, a person seeking to qualify for, and maintain its status as, a Member of the Company must:

•	Own Class A Shares and Class B Shares in an amount specified by the Board;

•	Be of approved financial standing;

•	Be engaged in selling grocery and related products at retail or wholesale;

•	Make application in the form prescribed by Unified; and

•	Be accepted as a Member by the Board.

Class A Share Requirement

Each Member is required to own such number of Class A Shares as may be established by the Board. Unified currently requires each Member to own 350 shares. See “OFFERING OF CLASS A SHARES, CLASS B SHARES AND CLASS E SHARES—Class A Shares.” The purchase price for the Class A Shares is based on a formula approved by the Board (the “Exchange Value Per Share”). Prior to September 30, 2006, the Company computed the Exchange Value Per Share of the Class A and Class B Shares as Book Value divided by the number of Class A and Class B Shares outstanding at the end of the fiscal year. Book Value was computed based on the sum of the fiscal year end balances of Class A and Class B Shares, plus retained earnings, plus (less)

accumulated other comprehensive earnings (loss). Commencing September 30, 2006, the Company has computed its Exchange Value Per Share excluding accumulated other comprehensive earnings (loss) from Book Value. Effective February 23, 2010, the Company modified its Exchange Value Per Share computation to also exclude from Book Value non-allocated retained earnings (loss) and the redemption value of unredeemed shares tendered for redemption, and to exclude the number of shares tendered for redemption from the outstanding number of Class A and Class B Shares. See “OFFERING OF CLASS A SHARES, CLASS B SHARES AND CLASS E SHARES—Exchange Value Per Share.” Exchange Value Per Share does not necessarily reflect the amount the net assets of the Company could be sold for or the dollar amount that would be required to replace them. The Board may increase or otherwise change the Class A Share requirement, and may change the method of determining Exchange Value Per Share, at its discretion. The Company has various payment plans available for the purchase of Class A Shares. The Board is authorized to accept Members without the issuance of Class A Shares when the Board determines that such action is justified by reason of the fact that the ownership of the Member is the same, or sufficiently the same, as that of another Member holding the required number of Class A Shares.

Class B Share Requirement

Each Member is also required to own such amount of Class B Shares as may be established by the Board. Unified currently requires each Member to own Class B Shares having an issuance value equal to approximately twice the Member’s average weekly purchases from the Cooperative Division, except for meat and produce which are approximately one times the Member’s average weekly purchases from the Cooperative Division. This requirement to own Class B Shares is referred to as the “Class B Share requirement.” If purchases are not made weekly, the average weekly purchases are based on the number of weeks in which purchases were actually made.

The Class B Share requirement is determined twice a year, at the end of the Company’s second and fourth fiscal quarters, based on the Member’s purchases from the Cooperative Division during the preceding four quarters. See “OFFERING OF CLASS A SHARES, CLASS B SHARES AND CLASS E SHARES—Class B Shares—General.”

The purchase price for the Class B Shares is the Exchange Value Per Share (see preceding description of Exchange Value Per Share in “Class A Share Requirement”) of Unified’s outstanding shares at the close of the fiscal year end prior to the issuance of such Class B Shares. Members meeting certain qualifications may elect to maintain a reduced Class B Share requirement. See “OFFERING OF CLASS A SHARES, CLASS B SHARES AND CLASS E SHARES—Class B Shares—Reduced Class B Share Requirement.” New Members typically must satisfy their Class B Share requirement entirely through the holding of Class B Shares by the end of the sixth year of membership. Class B Shares required to be held by a new Member may be purchased directly at the time of admission as a Member or may be acquired over the five consecutive fiscal years commencing with the first year after admission as a Member at the rate of 20% per year. As Class B Shares are issued as part of a Member’s patronage dividend distribution, the Member receives credit against its Class B Share requirement based on the issuance value of such Class B Shares. If at the end of the Company’s second fiscal quarter, after giving effect to the Company’s next estimated Cooperative Division patronage dividend, the Member does not hold Class B Shares with a combined issuance value equal to the required amount of Class B Shares, Unified will typically require an additional subordinated deposit equal to such deficiency which, at Unified’s option, may be paid over a 26-week period. If following the issuance of Class B Shares as part of a patronage dividend distribution, the Member does not hold Class B Shares with a combined issuance value equal to the required amount of Class B Shares, then additional Class B Shares must be purchased by the Member in an amount sufficient to achieve the requirement. The additional Class B Shares may be paid for by charging the Member’s cash deposit account in an amount equal to the issuance value of the additional Class B Shares or by direct purchase by the Member, which may be paid over 26 weeks. Certain Members, including those who were shareholders and customers of United or AG on the date of the United Merger or the Acquisition (“former shareholders of United or AG”), may elect to satisfy their Class B Share requirement only with respect to stores owned at the time of admission as a Member solely from their patronage dividend distributions. In order to be eligible to elect to satisfy their Class B Share requirement solely from patronage dividend distributions, former shareholders of AG were also required to enter into supply agreements with the Company. Members that are permitted to satisfy their Class B Share requirement solely from their patronage dividend distributions must remain on the reduced Class B Share requirement and typically will not be permitted to change their election to the standard Class B Share requirement until they have satisfied their Class B Share requirement. See “OFFERING OF CLASS A SHARES, CLASS B SHARES AND CLASS E SHARES—Class B Shares—Manner of Issuance of Class B Shares” and “—Reduced Class B Share Requirement.” For the purpose of valuing their shares in fulfilling the Class B Share requirement, former shareholders of United were permitted a value of $253.95 per share for the value of shares received in the United Merger. The Board may increase or otherwise change the Class B Share requirement and payment terms at its discretion.

Issuance of Class E Shares to Members

In December 2002, as part of our fiscal 2003 equity enhancement plan, a new class of equity, denominated “Class E Shares,” was created. Class E Shares were issued as a portion of the patronage dividends issued for the Cooperative Division in fiscal years 2003 through 2008, and may be issued as a portion of the patronage dividends issued for the Cooperative Division in future periods, as determined annually at the discretion of the Board. The Class E Shares have a stated value of $100 per share, and, unless required by law, are non-voting equity securities. Ordinary dividends on Class E Shares are not generally paid by the Company, but may be declared in unique circumstances solely at the discretion of the Board.

Non-Allocated Earnings

In February 2010, the shareholders authorized the Board, in its sole discretion, to retain a portion of the Company’s annual earnings from its non-patronage business and not allocate those earnings to the Exchange Value. Effective February 23, 2010, the Company modified its Exchange Value Per Share computation to also exclude from Book Value non-allocated retained earnings (loss) and the redemption value of unredeemed shares tendered for redemption, and to exclude the number of shares tendered for redemption from the outstanding number of Class A and Class B Shares. The Board may reallocate the non-allocated earnings back to the Exchange Value in its discretion. See “OFFERING OF CLASS A SHARES, CLASS B SHARES AND CLASS E SHARES—Exchange Value Per Share.”

THE BOARD MAY CHANGE THE METHOD OF COMPUTING THE EXCHANGE VALUE PER SHARE IN ITS SOLE DISCRETION.

Patronage Dividends

The Board authorized the distribution of the Company’s Cooperative Division’s patronage dividends for the fiscal years ended October 1, 2005, October 2, 2004 and September 27, 2003 in the form of Class B Shares to those Members who had not satisfied their Class B Share requirement with the remainder of the dividend being distributed in Class E Shares. In these years, patronage dividends for the Cooperative Division were not distributed to Members in cash. For the fiscal years ended October 3, 2009, September 27, 2008, September 29, 2007 and September 30, 2006, patronage dividends in the Cooperative Division are distributed as follows:

•	The first 30% of the patronage dividend is non-qualified and distributed in Class E Shares.

•	The remaining 70% of the patronage dividend is qualified and distributed as a combination of cash and Class B Shares as follows:

•	The first 20% of this portion of the dividend is distributed in cash.

•

The remaining amount is distributed in Class B Shares to the extent of any deficiency in the Member meeting its Class B Share requirement, and the remainder is deposited in cash to the Member’s deposit fund.

Patronage dividends generated by the dairy divisions are paid quarterly and have historically been paid in cash.

Non-Transferability

Other than a transfer to Unified, none of the Class A, Class B or Class E Shares, deposits or subordinated patronage dividend certificates may be transferred or assigned without the consent of Unified, which will normally be withheld except where the transfer of the shares is in connection with the transfer of a Member’s business to an existing or new Member for continuation of such business.

Redemption

Class A, Class B and Class E Shares may be repurchased by Unified, subject to certain limitations. See “DESCRIPTION OF CAPITAL STOCK—Share Redemption” and “—Restrictions on Redemption.”

ALL REDEMPTIONS ARE AT THE SOLE DISCRETION OF THE BOARD.

Subordination Agreements

The Required Deposits and all subordinated patronage dividend certificates are contractually subordinated and subject to the prior payment in full of certain indebtedness of the Company (referred to herein as “senior indebtedness”). As a condition of becoming a Member, each Member is required to execute a subordination agreement providing for the subordination of the Member’s Required Deposit and all subordinated patronage dividend certificates. See “—Relationship to Cash Deposits.”

Pledge of Shares and Deposits; Offset and Recoupment

The Company requires each Member to pledge, as collateral, all Class A, Class B and Class E Shares, all other shares and securities issued from time to time to Members by Unified, all deposits and deposit accounts with Unified and all distributions thereon (including subordinated patronage dividend certificates) and products and proceeds thereof to secure its obligations to Unified and its direct or indirect, present or future subsidiaries. Such security is also pledged to Unified and such subsidiaries to secure the prohibition against the transfer of their collateral and to secure Unified’s rights to repurchase any shares of Unified held by them. Upon termination of membership of a Member or any affiliate of a Member, or default by a Member or any affiliate of a Member of any agreement with Unified or such subsidiaries, Unified is under no obligation to return any collateral pledged to it or such subsidiaries, or any proceeds thereof, so long as there are any matured or unmatured, contingent or unliquidated amounts owed by the Member to, or obligations that remain to be performed by the Member for the benefit of, Unified or such subsidiaries. The Company does not permit the Member to offset or recoup any obligations owing to Unified or such subsidiaries or otherwise refuse to pay any amounts owed to Unified or such subsidiaries. However, Unified and such subsidiaries retain all rights of offset and recoupment and furthermore, the 2008 form of pledge agreement provides that Unified and such subsidiaries each have the right to offset and recoup any obligations owed by the Member to any of them. The Secretary of Unified is authorized, and is given a power of attorney, on behalf of each Member to surrender the shares for repurchase or redemption, to receive notice of purchase or of repurchase and redemption, to receive the proceeds therefrom, to do all acts necessary or advisable to perfect the security interests of Unified and its direct and indirect, present and future subsidiaries, to do any act the Member is obligated to do, to file in the Member’s name any financing statement and to endorse and transfer collateral upon foreclosure. See “OFFERING OF CLASS A SHARES, CLASS B SHARES AND CLASS E SHARES—Pledge of Class A, Class B and Class E Shares; Offset and Recoupment” and “DESCRIPTION OF CAPITAL STOCK—Shares Pledged As Security; Offset and Recoupment.”

Relationship to Cash Deposits

Class B Shares required to be held by a new Member may be purchased directly at the time of admission as a Member or may be acquired over the five consecutive fiscal years commencing with the first year after admission as a Member at the rate of 20% per year, if a subordinated cash deposit (“Required Deposit”) is provided for the full amount of the Class B Share requirement during the five-year build-up of the Class B Share requirement. The Required Deposit may generally be paid either in full upon acceptance as a Member or 75% upon acceptance and the balance paid over a 26-week period. Required Deposits for new stores or growth in the sales of existing stores can be paid either in full or with a 50% down payment and the balance paid over a 26-week period; replacement stores typically are treated as new stores for purposes of determining the treatment of the Required Deposit. Certain Members, including former shareholders of United or AG, may elect to satisfy their Class B Share requirement only with respect to stores owned at the time of admission as a Member solely from their patronage dividend distributions, and are not required to provide a Required Deposit. In order to be eligible to elect to satisfy their Class B Share requirement solely from patronage dividend distributions, former shareholders of AG were also required to enter into supply agreements with the Company. Member and Non-Member customers may be required to provide a credit deposit (“Credit Deposit”) in order to purchase products on credit terms established by the Company. “Credit Deposit” means any deposit that is required to be maintained by such Member or Non-Member customer in accordance with levels established by the credit office of Unified from time to time in excess of the amount of Required Deposits set by the Board. Members may also maintain deposits with Unified in excess of such Required Deposits. The deposits of both Members and Non-Member customers secure their obligations to the Company and its direct and indirect, present and future subsidiaries and are not segregated from other funds of Unified. The Required Deposits of Members are subordinated and subject to the prior payment in full of senior indebtedness of the Company; however, the deposits in excess of the Required Deposits are not so subordinated. As a condition of becoming a Member, each Member is required to execute a subordination agreement providing for the subordination of the Member’s Required Deposits. Generally, the subordination is such that no payment can be made by the Company with respect to the Required Deposits in the event of an uncured default by the Company with respect to senior indebtedness, or in the event of dissolution, liquidation, insolvency or other similar proceedings, until all senior indebtedness has been paid in full. Required Deposits totaled approximately $3.2 million at October 3, 2009. The outstanding amount of senior indebtedness to which the Required Deposits were subordinated totaled approximately $233.4 million as of October 3, 2009. If following the issuance of Class B Shares as part of a patronage dividend distribution, the Member holds the required amount of Class B Shares, then a corresponding portion of the Required Deposit is released from the subordination agreement and is then classified as an excess deposit. Upon request, the Company will return to a Member the amount of the cash deposit that is in excess of the aggregate of (i) the Required Deposit plus (ii) any required Credit Deposit, provided that the Member is not in default of any of its obligations to Unified or such subsidiaries. In any event, if membership status is terminated, a Member is entitled to have its deposits returned, less any amount owed to Unified and such subsidiaries; provided, however, that Unified is under no obligation to return any collateral pledged to it or such subsidiaries, or any proceeds thereof, so long as there are any matured or unmatured, contingent or unliquidated amounts owed by the Member to, or obligations that remain to be performed by the Member for the benefit of, Unified or such subsidiaries. In all cases, a return of that portion of the Member’s cash deposits that consists of Required Deposits will be governed by the applicable subordination provisions and will be returned only to the extent permitted by the subordination provisions. See “OFFERING OF CLASS A SHARES, CLASS B SHARES AND CLASS E SHARES—Class B Shares,” “—Other Matters Relating to Issuance of Class B Shares” and “—Required Deposits.”

RISK FACTORS

An investment in our Class A Shares, Class B Shares and Class E Shares involves significant risks. You should carefully consider the risks, uncertainties and other factors described below, along with the other information contained or incorporated by reference in this prospectus, before making an investment decision. The risks, uncertainties and other factors described below are not the only risks related to an investment in the Class A, Class B or Class E Shares or to our business. You should refer to the information incorporated by reference in this prospectus for additional discussion of risk factors. In addition, there may be other risks, uncertainties and other factors that we do not currently consider material or that are not currently known to us. If any of the following risks were to occur, our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially adversely affected. If this occurs, you could lose all or part of your investment.

Risks Related to Class A, Class B and Class E Shares

You may not be able to transfer your shares.

You must have Unified’s permission to transfer your ownership of Class A, Class B or Class E Shares to someone other than Unified. Unified will normally not grant its consent, except where the transfer of the shares is in connection with the transfer of a Member’s business to an existing or new Member for continuation of such business.

There will be no market for your shares.

There is no established public trading market for Unified’s Class A, Class B or Class E Shares, and the Company does not expect there to be an established public trading market for the shares in the future. In order to liquidate shares, Members will be dependent on the ability of Unified to redeem the shares or upon the sale of the shares to a successor retailer in connection with the sale of the Member’s business.

Your Class A, Class B and Class E Shares are subject to risk of loss.

Class A and Class B Shares are purchased and sold at purchase prices equal to the Exchange Value Per Share at the close of the last fiscal year end prior to the date the shares are purchased or sold. Class E Shares are purchased and sold at a value of $100 per share. If you sell shares at a price that is less than the price at which you purchased the shares, you may lose all or a portion of your investment in the Class A, Class B or Class E Shares. See “OFFERING OF CLASS A SHARES, CLASS B SHARES AND CLASS E SHARES—Exchange Value Per Share.”

If the Board decides in any year to retain a portion of the Company’s earnings from its non-patronage business, and not to allocate those earnings to the Exchange Value, the redemption price of Class A Shares or Class B Shares that are repurchased in future years will be reduced. However, in the event of the sale or liquidation of the Company, the non-allocated earnings will be allocated to the redemption price of Class A Shares and Class B Shares.

Absence of Restrictions on Use of Non-Allocated Earnings.

There are no restrictions on the Board’s use of non-allocated earnings. The Board currently intends to use any non-allocated equity for the same general purposes as the Board uses the Company’s retained earnings, including to support the growth of its business, other than the payment of the redemption price of Class A Shares and Class B Shares.

Your shares and deposits will be pledged as security; You waive your right to offset or recoupment.

The Company requires each Member to pledge, as collateral, all Class A, Class B and Class E Shares, all other shares and securities issued from time to time to the Member by Unified, all deposits and deposit accounts with Unified and all distributions thereon (including subordinated patronage dividend certificates) and products and proceeds thereof to secure its obligations to Unified and its direct or indirect, present or future subsidiaries. Such security is also pledged to Unified and such subsidiaries to secure the prohibition against their transfer and to secure Unified’s rights to repurchase the shares. Even if you pay all amounts that are due, Unified may not return any of the pledged collateral, or any proceeds thereof, to you upon termination of membership if it determines that you owe to Unified or such subsidiaries any amounts which have not become due and may never become due, or any of your future performance obligations to Unified or such subsidiaries remain unperformed. The Company does not permit the Member to offset or recoup any obligations owing to Unified or such subsidiaries or otherwise refuse to pay any amounts owed to Unified or such subsidiaries. However, Unified and such subsidiaries retain all rights of offset and recoupment and furthermore, the 2008 form of pledge agreement provides that Unified and such subsidiaries each have the right to offset and recoup any obligations owed by the Member to any of them. See “OFFERING OF CLASS A SHARES, CLASS B SHARES AND CLASS E SHARES—Pledge of Class A, Class B and Class E Shares; Offset and Recoupment” and “DESCRIPTION OF CAPITAL STOCK—Shares Pledged As Security; Offset and Recoupment.”

You may be personally liable to Unified.

In most circumstances, individual owners and affiliates of Members are required to guarantee the obligations of such Members.

Unified may be prohibited from redeeming Class A, Class B and Class E Shares.

As a California corporation, the Company is subject to the restrictions imposed by the California General Corporation Law (“CGCL”). Section 501 of the CGCL prohibits any distribution that would likely result in a corporation being unable to meet its liabilities as they mature. In addition, Section 500 of the CGCL limits the ability of a corporation to make distributions, including distributions to repurchase its own shares, and make any payments on notes issued to repurchase its shares. Section 500 permits such repurchase and note payments only when (a) retained earnings calculated in accordance with generally accepted accounting principles equal or exceed the amount of any proposed distribution or (b) immediately after the distribution, the assets of the corporation are at least equal to one and one-quarter times its liabilities and its current assets are at least equal to its current liabilities or under some circumstances equal to one and one-quarter times its current liabilities. Historically, the Company maintained sufficient retained earnings to accomplish its share repurchase program. However, during fiscal years 2000, 2001 and 2002, the Company’s retained earnings were inadequate to permit repurchase of Company shares. This was remedied with the Company’s exit from its retail business, quasi-reorganization and subsequent profitable operations. As the Company generates retained earnings, the Company may redeem shares subject to the limitations of Section 500 et seq., its credit agreements, its Articles of Incorporation and Bylaws, its redemption policy and approval by the Board. However, there can be no assurance that the Company will be able in the future to redeem all shares tendered under the restrictions of the CGCL. See “DESCRIPTION OF CAPITAL STOCK—Share Redemption” and “DESCRIPTION OF CAPITAL STOCK—Restrictions on Redemption.”

You may have to return payments, distributions, deposit refunds or shares that you receive.

If Unified makes any payment or distribution (in any form, whether in cash, shares, subordinated patronage dividend certificates, or otherwise), including without limitation dividends and redemption or repurchase payments, on account of its shares or subordinated patronage dividend certificates (any such payment or distribution being referred to in this paragraph as a “Distribution”), such Distribution could be deemed to be a fraudulent transfer under applicable state or federal law if made while Unified is insolvent or if Unified is rendered insolvent by such Distribution. In this context, an entity is “insolvent” if, at fair valuations, the sum of its debts is greater than all of its property, and is also presumed to be insolvent if it is generally not paying its debts as they become due. The term “debts” in this context is broadly defined and includes any liability on any claim, whether or not reduced to judgment, and whether matured or unmatured, liquidated or unliquidated, fixed or contingent, disputed or undisputed, legal or equitable, secured or unsecured. In this context, “debts” may include contingent or other liabilities that would not be reflected on, and “fair valuations” may be different than the amounts of assets and liabilities that would be reflected on, a balance sheet prepared in accordance with generally accepted accounting principles. Alternatively, a Distribution may constitute a fraudulent transfer if Unified is left with remaining property that is an unreasonably small capital or that is unreasonably small in relation to any business or transaction in which Unified is then engaged or about to engage, or if Unified intended to incur or believed it would incur debts beyond its ability to pay as they became due. Any Distribution, or any payment or return of all or any portion of a Member’s deposit (referred to in this paragraph as a “Deposit Return”), may also constitute a fraudulent transfer if made by Unified with actual intent to hinder, delay or defraud any of its creditors. If any Distribution or Deposit Return is determined to be a fraudulent transfer, the Member that receives or is credited with such Distribution or Deposit Return may be forced to return or otherwise repay the same (or the value thereof) to Unified, creditors of Unified, or a trustee or receiver for or assignee for the benefit of creditors of Unified. In addition, a Member may be subject to state or federal preference laws if the Member receives or is credited with any Distribution, Deposit Return or other payment or transfer of property from Unified within 90 days (or one year if the Member is an “insider” of Unified as defined in such preference laws) of the filing of a petition by or against Unified under any chapter of the federal Bankruptcy Code or the making by Unified of an assignment for the benefit of creditors. Pursuant to these preference laws, the Member could be required to return or otherwise repay the same (or the value thereof) to Unified or a trustee for or assignee for the benefit of creditors of Unified. In addition, regardless of whether any of the foregoing circumstances apply, any Distributions or issuance of Unified shares (whether by purchase or as a Distribution) of which Unified retains possession as collateral security might be set aside or recovered (together with any proceeds thereof) or the value thereof recovered from the Member, by Unified, creditors of Unified, or a trustee or receiver for or assignee for the benefit of creditors of Unified, under Section 3440 of the California Civil Code, regardless of whether the Distributions or shares are or are not subsequently released to or applied against obligations of the Member.

Unified may not be able or willing to redeem your shares in the future.

The Articles of Incorporation and Bylaws currently provide that Unified has the right to repurchase any Class A, Class B or Class E Shares held by a former Member, and any Class B Shares in excess of the Class B Share requirement held by a current Member, whether or not the shares have been tendered for repurchase. The repurchase of Class A, Class B or Class E Shares is solely at the discretion of the Board. Pursuant to the Company’s redemption policy, Class E Shares will not be repurchased for ten years from their date of issuance unless approved by the Board or upon sale or liquidation of the Company. The Class E Shares, when redeemed, will be redeemed at stated value, subject to any applicable law, regulation or court order.

ALL REDEMPTIONS ARE AT THE SOLE DISCRETION OF THE BOARD.

Subject to the Board’s determination and approval to redeem shares, any repurchase of shares will be on the terms, and subject to the limitations and restrictions, if any set forth in:

•	The CGCL;

•	The Company’s Articles of Incorporation and Bylaws;

•	Any credit or other agreement to which the Company is a party; and

•	The Company’s redemption policy.

There is no assurance that Unified’s financial condition will enable it to legally redeem shares tendered for redemption. Even if redemption is permitted by legal requirements, it is possible under Unified’s redemption policy that a Member’s Class B Shares will not be fully, or even partially, redeemed in the year in which they are tendered for redemption. With limited exceptions, the redemption policy only permits Unified to redeem, in each fiscal year, Class B Shares in an amount up to the “five percent limit” as described in the redemption policy. The Board has the right to amend the Company’s redemption policy at any time, including, but not limited to, changing the order in which repurchases will be made or suspending or further limiting the number of shares repurchased, except as otherwise may be expressly provided in the Articles of Incorporation. In addition, Unified’s primary credit agreements prohibit redemptions of Class A, Class B and Class E Shares if and while Unified is in breach or default under the credit agreements. At October 3, 2009, the Company was in compliance with its financial covenants. As described in the share redemption policy, redemptions may be effected by payment to the Member or credit to the Member’s account. See “DESCRIPTION OF CAPITAL STOCK—Share Redemption” and “DESCRIPTION OF CAPITAL STOCK—Restrictions on Redemption.”

Risks Related to Our Business

The markets in which we operate are highly competitive; characterized by high volume and low profit margins, customer incentives (including pricing, variety, and delivery) and industry consolidation.

The shifting of market share among competitors is typical of the wholesale food business as competitors attempt to increase sales in various markets. A significant portion of the Company’s sales are made at low margins. As a result, the Company’s profit levels may be negatively impacted if it is forced to respond to competitive pressure by reducing prices.

Increased competition has caused the industry to undergo changes as participants seek to lower costs, further increasing pressure on the industry’s already low profit margins. In addition to price competition, food wholesalers also compete with regard to quality, variety and availability of products offered, strength of corporate label brands offered, schedules and reliability of deliveries and the range and quality of services provided.

Continued consolidation in the industry, heightened competition among the Company’s suppliers, new entrants and trends toward vertical integration could create additional competitive pressures that reduce margins and adversely affect the Company’s business, financial condition and results of operations.

The Company may experience reduced sales if Members lose market share to fully integrated chain stores, warehouse stores and supercenters that have gained increased market share. This trend is expected to continue.

These supercenters have benefited from concentrated buying power and low-cost distribution technology, and have increasingly gained market share at the expense of traditional supermarket operators, including some independent operators, many of whom are the Company’s customers. The market share of such alternative format stores is expected to grow in the future, potentially resulting in a loss of sales volume for the Company. A loss of sales volume could potentially cause patronage dividends to be reduced and/or the Exchange Value Per Share of the Company’s shares to decrease, thereby reducing the value of the Members’ Class A and Class B Shares.

We will continue to be subject to the risk of loss of Member and Non-Member customer volume.

The Company’s operating results are highly dependent upon either maintaining or growing its distribution volume to its customers. The Company’s largest customer, Smart & Final, Inc., a Non-Member customer, and the ten largest Member and Non-Member customers constituted approximately 11% and 43%, respectively, of total sales for the fiscal year ended October 3, 2009. A significant loss in membership or volume could adversely affect the Company’s operating results. We will continue to be subject to the risks associated with consolidation within the grocery industry. When independent retailers are acquired by large chains with self-distribution capacity, are driven from business by larger grocery chains, or become large enough to develop their own self-distribution system, we will lose distribution volume. Members may also select other wholesale providers. Reduced volume is normally injurious to profitable operations since fixed costs must be spread over a lower sales volume if the volume cannot be replaced.

The Company may experience reduced sales if Members purchase directly from manufacturers.

Increased industry competitive pressure is causing some of the Company’s Members that can qualify to purchase directly from manufacturers to increase their level of direct purchases from manufacturers and expand their self-distribution activities. The Company’s operating results could be adversely affected if a significant reduction in distribution volume occurred in the future.

We are vulnerable to changes in general economic conditions.

The Company is affected by certain economic factors that are beyond its control, including changes in the overall economic environment. In recent periods, the Company has experienced significant volatility in the cost of certain commodities, the cost of ingredients for our manufactured breads and processed fluid milk, and the cost of packaged goods purchased from other manufacturers. An inflationary economic period could impact the Company’s operating expenses in a variety of areas, including, but not limited to, employee wages, benefits and workers’ compensation insurance, as well as energy and fuel costs. A portion of the risk related to wages and benefits is mitigated by bargaining agreements that contractually determine the amount of inflationary increases. General economic conditions also impact our pension plan liabilities, as the assets funding or supporting these liabilities are invested in securities that are subject to interest rate and stock market fluctuations. A portion of the Company’s debt is at floating interest rates and an inflationary economic cycle typically results in higher interest costs. The Company operates in a highly competitive marketplace and passing on such cost increases to customers could be difficult. It is also difficult to predict the effect that possible future purchased or manufactured product cost decreases might have on our profitability. The effect of deflation in purchased or manufactured product costs would depend on the extent to which we had to lower selling prices of our products to respond to sales price competition in the market. Consequently, it is difficult for us to accurately predict the impact that inflation or deflation might have on our operations. To the extent the Company is unable to mitigate increasing costs, or retain the benefits from decreases in costs, patronage dividends may be reduced and/or the Exchange Value Per Share of the Company’s shares may decrease, thereby reducing the value of the Members’ Class A Shares and Class B Shares.

Changes in the economic environment could adversely affect Unified’s customers’ ability to meet certain obligations to the Company or leave the Company exposed for obligations the Company has guaranteed. Loans to Members, trade receivables and lease guarantees could be at risk in a sustained economic downturn. The Company establishes reserves for notes receivable, trade receivables, and lease commitments for which the customer may be at risk for default. Under certain circumstances, the Company would be required to foreclose on assets provided as collateral or assume payments for leased locations for which the Company has guaranteed payment. Although the Company believes its reserves to be adequate, the Company’s operating results could be adversely affected in the event that actual losses exceed available reserves.

The Company may on occasion hold investments in the common and/or preferred stock of Members and suppliers. These investments are generally held at cost or the equity method and are periodically evaluated for impairment. As a result, changes in the economic environment that adversely affect the business of these Members and suppliers could result in the write-down of these investments. This risk is unique to a cooperative form of business in that investments are made to support Members’ businesses, and those economic conditions that adversely affect the Members can also reduce the value of the Company’s investment, and hence the Exchange Value Per Share of the underlying capital shares. The Company does not currently hold any equity investments in its Members.

The United States economy and financial markets have declined and experienced volatility due to uncertainties related to energy prices, availability of credit, difficulties in the banking and financial services sectors, the decline in the housing market, diminished market liquidity, falling consumer confidence and rising unemployment rates. As a result, consumers may be more cautious. This may lead to additional reductions in consumer spending, to consumers trading down to a less expensive mix of products or to consumers trading down to discounters for grocery and non-food items, all of which may affect the Company’s financial condition and results of operations. We are unable to predict when the economy will improve. If the economy does not improve, the Company’s business, results of operations and financial condition may be adversely affected.

Litigation could lead to unexpected losses.

During the normal course of carrying out its business, the Company may become involved in litigation. In the event that management determines that the probability of an adverse judgment in a pending litigation is likely and that the exposure can be reasonably estimated, appropriate reserves are recorded at that time pursuant to the FASB’s Accounting Standards Codification (“ASC”) Topic 450, “Contingencies” (formerly disclosed as Statement of Financial Accounting Standards (“SFAS”) No. 5, “Accounting for Contingencies”). The final outcome of any litigation could adversely affect operating results if the actual settlement amount exceeds established reserves and insurance coverage.

We are subject to environmental laws and regulations.

The Company owns and operates various facilities for the manufacture, warehousing and distribution of products to its customers. Accordingly, the Company is subject to increasingly stringent federal, state and local laws, regulations and ordinances that (i) govern activities or operations that may have adverse environmental effects, such as discharges to air and water, as well as handling and disposal practices for solid and hazardous wastes and (ii) impose liability for the costs of cleaning up, and certain damages resulting from, sites of past spills, disposals or other releases of hazardous materials. In particular, under applicable environmental laws, the Company may be responsible for remediation of environmental conditions and may be subject to associated liabilities (including liabilities resulting from lawsuits brought by private litigants) relating to its facilities and the land on which the Company facilities are situated, regardless of whether the Company leases or owns the facilities or land in question and regardless of whether such environmental conditions were created by it or by a prior owner or tenant.

We are exposed to potential product liability claims and potential negative publicity surrounding any assertion that the Company’s products caused illness or injury.

The packaging, marketing and distribution of food products purchased from others involve an inherent risk of product liability, product recall and adverse publicity. Such products may contain contaminants that may be inadvertently redistributed by the Company. These contaminants may result in illness, injury or death if such contaminants are not eliminated. Accordingly, the Company maintains stringent quality standards on the products it purchases from suppliers, as well as products manufactured by the Company itself. The Company generally seeks contractual indemnification and insurance coverage from parties supplying its products and rigorously tests its corporate brands and manufactured products to ensure the Company’s quality standards are met. Product liability claims in excess of insurance coverage, as well as the negative publicity surrounding any assertion that the Company’s products caused illness or injury could have a material adverse effect on its reputation and on the Company’s business, financial condition and results of operations.

Our insurance reserves may be inadequate if unexpected losses occur.

The Company’s insurance subsidiaries are regulated by the State of California and are subject to the rules and regulations promulgated by the appropriate regulatory agencies. In addition, the Company is self insured for workers’ compensation up to $1,000,000 per incident and maintains appropriate reserves to cover anticipated payments. For policies with inception dates after September 1, 2008, the coverage amount assumed per incident has increased to $2,000,000. Insurance reserves are recorded based on estimates made by management and validated by third party actuaries to ensure such estimates are within acceptable ranges. Actuarial estimates are based on detailed analyses of health care cost trends, mortality rates, claims history, demographics, industry trends and federal and state law. As a result, the amount of reserve and related expense is significantly affected by the outcome of these studies. Significant and adverse changes in the experience of claims settlement and other underlying assumptions could negatively impact operating results.

We may not have adequate resources to fund our operations.

The Company relies primarily upon cash flow from its operations and Member investments to fund its operating activities. In the event that these sources of cash are not sufficient to meet the Company’s requirements, additional sources of cash are expected to be obtained from the Company’s credit facilities to fund its daily operating activities. Our revolving credit agreement, which expires on January 31, 2012, requires compliance with certain financial covenants, including minimum tangible net worth, fixed charge coverage ratio and total funded debt to earnings before interest, taxes, depreciation, amortization and patronage dividends (“EBITDAP”). While the Company is currently in compliance with all required covenants and expects to remain in compliance, this does not guarantee the Company will remain in compliance in future periods.

As of October 3, 2009, the Company believes it has sufficient cash flow from operations and availability under the revolving credit agreement to meet operating needs, capital spending requirements and required debt repayments through January 31, 2012. However, if access to operating cash or to the revolving credit agreement becomes restricted, the Company may be compelled to seek alternate sources of cash. The Company cannot assure that alternate sources will provide cash on terms favorable to the Company. Consequently, the inability to access alternate sources of cash on terms similar to its existing agreement could adversely affect the Company’s operations.

The value of our benefit plan assets and liabilities is based on estimates and assumptions, which may prove inaccurate.

The Company’s non-union employees participate in a Company sponsored defined benefit pension plan and Company sponsored postretirement benefit plans. Certain eligible union and non-union employees participate in separate plans providing payouts for unused sick leave. Officers of the Company also participate in a Company sponsored Executive Salary Protection Plan (“ESPP”), which provides additional post-termination retirement income based on each participant’s final salary and years of service as an officer of the Company. The postretirement plans provide medical benefits for retired non-union employees, life insurance benefits for retired non-union employees for which active non-union employees are no longer eligible, and lump-sum payouts for unused sick days covering certain eligible union and non-union employees. Liabilities for the ESPP and postretirement plans are not funded. The Company accounts for these benefit plans in accordance with ASC Topic 715, “Compensation—Retirement Benefits” and ASC Topic 700, “Compensation—Nonretirement Postemployment Benefits” (formerly disclosed as SFAS No. 87, “Employers’ Accounting for Pensions,” SFAS No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions,” and SFAS No. 112, “Employers’ Accounting for Postemployment Benefits”), which require the Company to make actuarial assumptions that are used to calculate the carrying value of the related assets, where applicable, and liabilities and the amount of expenses to be recorded in the Company’s consolidated financial statements. Assumptions include the expected return on plan assets, discount rates, health care cost trend rate, projected life expectancies of plan participants and anticipated salary increases. While we believe the underlying assumptions are appropriate, the carrying value of the related assets and liabilities and the amount of expenses recorded in the consolidated financial statements could differ if other assumptions are used.

The credit and liquidity crisis in the United States and throughout the global financial system triggered substantial volatility in the world financial markets and banking system. As a result, the investment portfolios of the Company’s defined benefit pension plans incurred a significant decline in fair value during fiscal 2008. While the value of the investment portfolios has stabilized during fiscal 2009, the values of the plans’ individual investments have and will fluctuate in response to changing market conditions, the amount of gains or losses that will be recognized in subsequent periods, if any, cannot be determined.

Accounting pronouncements may necessitate companies who issue and redeem shares based on book value to redefine the method used to value their shares.

Accounting pronouncements that require adjustments to shareholders’ equity, such as SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (“SFAS No. 158”), which is now incorporated within ASC Topic 715-20, “Compensation—Retirement Benefits—Defined Benefit Plans—General” (“ASC 715-20”), have the potential to impact companies whose equity securities are issued and redeemed at book value (“book value companies”) disproportionately more than companies whose share values are market-based (“publicly traded”). While valuations of publicly traded companies are primarily driven by their income statement and cash flows, the traded value of the shares of book value companies, however, may be immediately impacted by adjustments affecting shareholders’ equity upon implementation. Therefore, such pronouncements may necessitate companies who issue and redeem shares based on book value to redefine the method used to value their shares. As such, the Company modified its Exchange Value Per Share calculation as of September 30, 2006 to exclude accumulated other comprehensive earnings (loss) from Book Value (see Item 1. “Business—Capital Shares” of the Company’s Annual Report on Form 10-K for the year ended October 3, 2009 for additional information) thereby excluding the potentially volatile impact that the adoption of SFAS No. 158 would have on shareholders’ equity and Exchange Value Per Share. See “DETERMINATION OF OFFERING PRICES.”

A system failure or breach of system or network security could delay or interrupt services to our customers or subject us to significant liability.

The Company has implemented security measures such as firewalls, virus protection, intrusion detection and access controls to address the risk of computer viruses and unauthorized access. A business continuity plan has been developed focusing on the offsite restoration of computer hardware and software applications. The Company has developed business resumption plans which include procedures to ensure the continuation of business operations in response to the risk of damage from energy blackouts, natural disasters, terrorism, war and telecommunication failures. In addition, change management procedures and quality assurance controls have been implemented to ensure that new or upgraded business management systems operate as intended. However, there is still a possibility that a system failure, accident or security breach could result in a material disruption to the Company’s business. In addition, substantial costs may be incurred to remedy the damages caused by these disruptions.

Our success depends on our retention of our executive officers, senior management and our ability to hire and retain additional key personnel.

The Company’s success depends on the skills, experience and performance of its executive officers, senior management and other key personnel. The loss of service of one or more of its executive officers, senior management or other key employees could have a material adverse effect on the Company’s business, prospects, financial condition, operating results and cash flows. The Company’s future success also depends on its continuing ability to attract and retain highly qualified technical, sales and managerial personnel. Competition for these personnel is intense, and there can be no assurance that the Company can retain our key employees or that it can attract, assimilate or retain other highly qualified technical, sales and managerial personnel in the future.

The successful operation of our business depends upon the supply of products, including raw materials, and marketing relationships from other companies, including those supplying our corporate brand products.

The Company depends upon third parties for supply of products, including corporate brand products, and raw materials. Any disruption in the services provided by any of these suppliers, or any failure by them to handle current or higher volumes of activity, could have a material adverse effect on the Company’s business, prospects, financial condition, operating results and cash flows.

The Company participates in various marketing and promotional programs to increase sales volume and reduce merchandise costs. Failure to continue these relationships on terms that are acceptable to Unified, or to obtain adequate marketing relationships, could have a material adverse effect on the Company’s business, prospects, financial condition, operating results and cash flows.

Increased energy, diesel fuel and gasoline costs could reduce our profitability.

The Company’s operations require and are dependent upon the continued availability of substantial amounts of electricity, diesel fuel and gasoline to manufacture, store and transport products. The Company’s trucking operations are extensive and diesel fuel storage capacity represents approximately two weeks average usage. The prices of electricity, diesel fuel and gasoline fluctuate significantly over time. Given the competitive nature of the grocery industry, we may not be able to pass on increased costs of production, storage and transportation to our customers. As a result, either a shortage or significant increase in the cost of electricity, diesel fuel or gasoline could disrupt distribution activities and negatively impact our business and results of operations.

A strike or work stoppage by employees could disrupt our business. The inability to negotiate acceptable contracts with the unions could result in a strike or work stoppage and increased operating costs resulting from higher wages or benefits paid to union members or replacement workers.

Such outcome could have a material negative impact on the Company’s operations and financial results. Approximately 60% of Unified’s employees are covered by collective bargaining agreements that have various expiration dates ranging through 2012.

If we fail to maintain an effective system of internal controls, we may not be able to detect fraud or report our financial results accurately, which could harm our business and we could be subject to regulatory scrutiny.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), Unified performs an annual evaluation of its internal controls over financial reporting, and beginning in fiscal year 2010, Unified’s independent registered public accounting firm will have to test and evaluate the design and operating effectiveness of such controls and publicly attest to such evaluation. Although the Company believes its internal controls are operating effectively, the Company cannot guarantee that it will not have any material weaknesses in the future. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm the Company’s operating results or cause the Company to fail to meet its reporting obligations.

A loss of our cooperative tax status could increase tax liability.

Subchapter T of the Internal Revenue Code sets forth rules for the tax treatment of cooperatives. As a cooperative, we are allowed to offset patronage income with patronage dividends that are paid in cash or qualified written notices of allocation. However, we are taxed as a typical corporation on the remainder of our earnings from our Member business and on earnings from Non-Member business. If the Company is not entitled to be taxed as a cooperative under Subchapter T, its revenues would be taxed when earned by the Company and the Members would be taxed when dividends are distributed. The Internal Revenue Service can challenge the tax status, of cooperatives. The Internal Revenue Service has not challenged the Company’s tax status and the Company would vigorously defend any such challenge. However, if we were not entitled to be taxed as a cooperative, taxation at both the Company and the Member level could have a material, adverse impact on the Company.

A failure to successfully integrate the Seattle Operations could reduce our profitability.

A failure to successfully integrate the Acquisition into our existing operations may cause the Company’s results to not meet anticipated levels. The Company structured the Acquisition to minimize financial risk by purchasing only certain assets and assuming only certain liabilities. However, if the value of those assets were to decrease, the Company may experience reduced profitability. Additionally, the Company has commenced integrating the Seattle Operations into our information technology systems and management processes. If we are unsuccessful in integrating the Seattle Operations, the Company may not achieve projected operating results, management may have to divert valuable resources to oversee and manage the integration, and the Company may have to make additional investments in the acquired operations.

Each method used to meet the Class B Share requirement has its own tax consequences.

Class B Shares required to be held by a new Member may be purchased directly at the time of admission as a Member or may be acquired over the five consecutive fiscal years commencing with the first year after admission as a Member at the rate of 20% per year. In addition, certain Members, including former shareholders of United Grocers, Inc. or Associated Grocers, Incorporated, may elect to satisfy their Class B Share requirement only with respect to stores owned at the time of admission as a Member solely from their patronage dividend distributions. Each of these purchase alternatives may have tax consequences which are different from those applicable to other purchase alternatives. Members and prospective Members are urged to consult their tax advisers with respect to the application of U.S. federal income, state or local tax rules to the purchase method selected.

Severe weather, natural disasters and adverse climate changes may adversely affect the Company’s financial condition and results of operations.

Severe weather conditions, such as hurricanes or tornadoes, or natural disasters, such as earthquakes or fires, in areas in which the Company has distribution facilities, or in which customers’ stores are located, or from which the Company obtains products may adversely affect the Company’s results of operations. Such conditions may cause physical damage to the Company’s properties, closure of one or more of the Company’s distribution facilities, closure of customers’ stores, lack of an adequate work force in a market, temporary disruption in the supply of products, disruption in the transport of goods, delays in the delivery of goods to the Company’s distribution centers or customer stores and a reduction in the availability of products the Company offers. In addition, adverse climate conditions and adverse weather patterns, such as drought or flood, that impact growing conditions and the quantity and quality of crops yielded by food producers may adversely affect the availability or cost of certain products within the grocery supply chain. Any of these factors may disrupt the Company’s business and adversely affect the Company’s financial condition and results of operations.

USE OF PROCEEDS

Proceeds from the sale of Class A and Class B Shares to new and existing Members will be used for general corporate purposes, including, but not limited to, working capital needs and to provide for the repayment to Members and Non-Member customers of their cash deposits, subject to the limitations described elsewhere in this prospectus. See “OFFERING OF CLASS A SHARES, CLASS B SHARES AND CLASS E SHARES—Required Deposits.” In addition, cash retained by Unified by virtue of the issuance of Class B and Class E Shares as part of patronage dividends issued to Members will be used for such general corporate purposes. Unified will not maintain a segregated account or sinking fund to repay deposits. See “OFFERING OF CLASS A SHARES, CLASS B SHARES AND CLASS E SHARES—Class B Shares—Other Matters Relating to Issuance of Class B Shares” and “—Class E Shares.” The Company does not have a specific plan for the use of proceeds, as this will depend on the status of the business at the time proceeds are actually received; however, general corporate purposes, including working capital needs, will support increased expenses associated with new Members, including, but not limited to:

•	capital expenditures, including purchasing and maintaining offices, warehouses and manufacturing facilities and equipment;

•	payroll expenses;

•	other administrative expenses;

•	purchases of raw materials;

•	advertising and marketing;

•	packaging; and

•	transportation.

Specific circumstances that could lead to the proceeds being used for other purposes include the following:

•	increased or decreased cost of fuel or raw materials;

•	a reduction of indebtedness;

•	a need to increase or replace existing facilities;

•	potential acquisitions of complementary businesses; or

•	a shift to outsourcing of production.

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of the Company’s Annual Report on Form 10-K for the year ended October 3, 2009 for additional information regarding the Company’s use of funds and factors that could affect its reallocation.

DETERMINATION OF OFFERING PRICES

There is no established public trading market for Unified’s Class A, Class B and Class E Shares. Class A and Class B Shares will be issued at a price equal to the Exchange Value Per Share of Unified’s outstanding shares at the close of the last fiscal year end prior to the issuance of such Class A and Class B Shares. Shares will be redeemed at a redemption price equal to the Exchange Value Per Share of Unified’s outstanding shares at the close of the last fiscal year end prior to the date the shares are tendered for redemption except as noted above. At October 3, 2009, the Exchange Value Per Share was $290.37 for both the Class A and Class B Shares.

Prior to September 30, 2006, the Company computed the Exchange Value Per Share of the Class A and Class B Shares as Book Value divided by the number of Class A and Class B Shares outstanding at the end of the fiscal year. Book Value was computed based on the sum of the fiscal year end balances of Class A and Class B Shares, plus retained earnings, plus (less) accumulated other comprehensive earnings (loss). Commencing September 30, 2006, the Company has computed its Exchange Value Per Share excluding accumulated other comprehensive earnings (loss) from Book Value. Effective February 23, 2010, the Company modified its Exchange Value Per Share computation to also exclude from Book Value non-allocated retained earnings (loss) and the redemption value of unredeemed shares tendered for redemption, and to exclude the number of shares tendered for redemption from the outstanding number of Class A and Class B Shares. Exchange Value Per Share does not necessarily reflect the amount the net assets of the Company could be sold for or the dollar amount that would be required to replace them. See “OFFERING OF CLASS A SHARES, CLASS B SHARES AND CLASS E SHARES—Exchange Value Per Share.”

If the Exchange Value Per Share increases between the time of issuance and the time the shares are tendered for redemption in a later year, the Member would benefit from such appreciation. However, the Member would suffer a loss if the Exchange Value Per Share had declined during such period. Exchange Value Per Share could decline if Unified sustained net losses on a consolidated basis.

Class E Shares will be issued at a stated value of $100 per share. Pursuant to the Company’s redemption policy, Class E Shares will not be repurchased for ten years from their date of issuance unless approved by the Board or upon sale or liquidation of the Company. The Class E Shares, when redeemed, will be redeemed at stated value, subject to any applicable law, regulation or court order.

DILUTION

Because the price at which the Class A and Class B Shares are issued and redeemed is adjusted only once each year, some dilution is probable in each transaction. If a new Member purchases Class A or Class B Shares late in a particular fiscal year, the price paid for the shares will be based on the Exchange Value Per Share for the shares up to twelve months earlier; this amount is likely to be more or less than the Exchange Value Per Share as of the purchase date. If the Exchange Value Per Share has increased, the value of the shares of existing Members will be diluted and the Exchange Value Per Share of a new Member’s shares will be higher than the purchase price. Conversely, if the Exchange Value Per Share has decreased, existing Members will receive a benefit and the Exchange Value Per Share of a new Member’s shares will be lower than the purchase price. Similarly, the shares of a Member whose membership has terminated will be redeemed at a price equal to their Exchange Value Per Share as of the end of the fiscal year last ended prior to the date the shares are tendered for redemption. If the Exchange Value Per Share has increased since the date the shares were tendered for redemption, the terminated Member would realize no benefit from that appreciation. However, if the Exchange Value Per Share has decreased since the date the shares were tendered for redemption, the redemption price for the shares would exceed the actual Exchange Value Per Share as of the date of redemption, and remaining Members would incur the dilution to their shares.

OFFERING OF CLASS A SHARES, CLASS B SHARES AND CLASS E SHARES

The Class A, Class B and Class E Shares of Unified are offered only to persons who from time to time may be accepted as Members of Unified. The sale of the shares offered pursuant to this prospectus will be made by Unified through its regular employees, who will not receive any additional remuneration in connection therewith. No sales will be made through brokers, and there are no underwriters.

The rights and obligations of an individual Member will depend upon the terms of the particular membership agreements entered into by that Member. The Company’s forms of membership agreements have changed from time to time.

Eligibility to Hold Shares

Class A Shares may be held only by Members of Unified. The Board may approve the issuance of Class B and Class E Shares to any person and for any purpose. However, the Board does not now intend to authorize, and this offering does not include, the issuance of Class B and Class E Shares except to Members.

Customers who purchase less than $1 million annually from the Company would not generally be considered for membership, while customers who purchase over $3 million annually are encouraged to become Members.

In addition, a person seeking to qualify for, and maintain its status as, a Member of the Company must:

•	Own Class A and Class B Shares in an amount specified by the Board;

•	Be of approved financial standing;

•	Be engaged in selling grocery and related products at retail or wholesale;

•	Make application in the form prescribed by Unified; and

•	Be accepted as a Member by the Board.

Membership does not obligate Unified to make any sale of merchandise or services or any extension of credit.

Membership is not transferable either voluntarily or by operation of law. Membership may be terminated by written resignation of the Member or by Unified due to the Member’s failure to meet any requirement of membership, or due to the failure by the Member or any affiliate of the Member to timely pay or otherwise meet any obligation to Unified or its direct or indirect, present or future subsidiaries or to comply with any requirement established by Unified for the servicing of accounts or the Bylaws, or on the breach by the Member or any affiliate of the Member of any representation, warranty or covenant made to or for the benefit of Unified or such subsidiaries, or on the Member’s death or incompetency, or except as permitted by the Bylaws on any attempted transfer of membership, or on the filing by or against the Member or an affiliate of the Member of any bankruptcy petition, the application by the Member or any affiliate of the Member in or acquiescence in the appointment of or actual appointment of a receiver for the Member or any affiliate of the Member, the making of an assignment for the benefit of creditors by the Member or any affiliate of the Member, or the general inability of the Member or any affiliate of the Member to pay its debts as they become due, or the entry of any material judgment, order or decree against the Member or any affiliate of the Member, or any of Unified’s collateral security becomes subjected to any process of law, or on any transfer or encumbrance or attempted transfer or encumbrance, or Unified and such subsidiaries cease at any time to have a first priority perfected security interest in any of Unified’s collateral security. Termination of membership does not relieve the Member of obligations incurred prior to termination.

Class A Shares

Each Member is required to own such number of Class A Shares as may be established by the Board. Unified currently requires each Member to own 350 shares.

The Board is authorized to accept Members without the issuance of Class A Shares when the person or entity has common ownership with another Member holding the required number of Class A Shares or is determined by the Board to be sufficiently related to that Member to be an affiliate of that Member.

The purchase price for the Class A Shares is the Exchange Value Per Share of the Company’s outstanding shares at the close of the fiscal year end prior to purchase. The Company has various payment plans available for the purchase of Class A Shares. Unified at its option may, as a condition to accepting a Member, require that the new Member purchase the required number of Class A Shares from a terminated Member at the same price which would have been payable had the new Member purchased the shares from Unified.

No Member may hold more than the required number of Class A Shares. However, it is possible that a Member may have an interest in another Member, or that a person may have an interest in more than one Member, and therefore have an interest in more than the required number of Class A Shares. This situation might arise, for example, if a Member owns the capital stock of another Member.

Pursuant to Unified’s Bylaws, affiliates of existing Members are not required to purchase Class A Shares. Affiliated Members may also be required to guaranty one another’s obligations to Unified and its subsidiaries. In all other respects, affiliated Members shall be required to comply with the same rules and requirements that apply to other Members.

Class B Shares

General

Each Member must also own such amount of Class B Shares as may be established by the Board. Unified currently requires each Member to hold Class B Shares having an issuance value equal to approximately twice the Member’s average weekly purchases from the Cooperative Division, except for meat and produce which are approximately one times the Member’s average weekly purchases from the Cooperative Division (the “Class B Share requirement”). If purchases are not made weekly, the average weekly purchases are based on the number of weeks in which purchases were actually made. Members may apply for a reduced Class B Share requirement (the “RBI”). The RBI requires Members to pay for their purchases electronically on the current statement due date and demonstrate credit worthiness. The RBI is based on a sliding scale such that additional purchase volume lowers the requirement. Members that are permitted to satisfy their Class B Share requirement solely from their patronage dividend distributions must remain on the reduced Class B Share requirement and typically will not be permitted to change their election to the standard Class B Share requirement until they have satisfied their Class B Share requirement. The Class B Share requirement is determined twice a year, at the end of the Company’s second and fourth fiscal quarters, based on the Member’s purchases from the Cooperative Division during the preceding four quarters.

The value of a Class B Share for purposes of satisfying the Class B Share requirement is based upon the Exchange Value Per Share at the fiscal year end prior to the issuance of such Class B Share. Former shareholders of United were permitted a value of $253.95 per share for the value of shares received in the Merger. The Board may increase or otherwise change the Class B Share requirement at its discretion.

Manner of Issuance of Class B Shares

New Members typically must satisfy their Class B Share requirement entirely through the holding of Class B Shares by the end of the sixth year of membership. Class B Shares required to be held by a new Member may be purchased directly at the time of admission as a Member or may be acquired over the five consecutive fiscal years commencing with the first year after admission as a Member at the rate of 20% per year. Typically, a Required Deposit will be provided for the full amount of the Class B Share requirement during the five-year build-up of the Class B Share requirement. The Required Deposit may generally be paid either in full upon acceptance as a Member or 75% upon acceptance and the balance paid over a 26-week period. Required Deposits for new stores or growth in the sales of existing stores can be paid either in full or with a 50% down payment and the balance paid over a 26-week period; replacement stores typically are treated as new stores for purposes of determining the treatment of the Required Deposit. The Class B Share requirement is determined twice a year, at the end of the Company’s second and fourth quarters, based on the Member’s purchases from the Cooperative Division during the preceding four quarters. Certain Members, including former shareholders of United or AG, may elect to satisfy their Class B Share requirement only with respect to stores owned at the time of admission as a Member solely from their patronage dividend distributions, and are not required to provide a Required Deposit. In order to be eligible to elect to satisfy their Class B Share requirement solely from patronage dividend distributions, former shareholders of AG were also required to enter into supply agreements with the Company. However, satisfaction of the Class B Share requirement of such Members relating to new stores or growth in the sales of existing stores may not be satisfied solely from their patronage dividend distributions, but is subject to the same payment requirements as apply to other Members. Such Members must remain on the reduced Class B Share requirement and typically will not be permitted to change their election to the standard Class B Share requirement until they have satisfied their Class B Share requirement. There is no specified time limit within which former shareholders of United or AG are required to satisfy their Class B Share requirement. Members that elect to satisfy their Class B Share requirement over the five consecutive fiscal years or solely from their patronage dividend distributions will not be permitted to change their election and to purchase such shares directly without the consent of Unified, which may be withheld in Unified’s sole discretion.

Class B Shares are generally issued to Members as a portion of the Cooperative Division patronage dividends paid. If at the end of the Company’s second fiscal quarter, after giving effect to the Company’s next estimated Cooperative Division patronage dividend, the Member does not hold Class B Shares with a combined issuance value equal to the required amount of Class B Shares, Unified will typically require an additional subordinated deposit equal to such deficiency which, at Unified’s option, may be paid over a 26-week period. If following the issuance of Class B Shares as part of the patronage dividend distribution for any given fiscal year after the first year as a Member, the Member does not hold the required amount of Class B Shares, then additional Class B Shares must be purchased by the Member in a quantity sufficient to achieve the requirement which may be paid over 26 weeks. The additional Class B Shares may be paid for by charging the Member’s cash deposit account in an amount equal to the issuance value of the additional Class B Shares or by direct purchase by the Member. As Class B Shares are issued as part of a Member’s patronage dividend distribution, the Member receives credit against its Class B Share requirement based upon the issuance value of such Class B Shares. If following the issuance of Class B Shares as part of a patronage dividend distribution, the Member holds the required amount of Class B Shares, then a corresponding portion of the Required Deposit is released from the subordination agreement and is then classified as an excess deposit. Upon request, the Company will return to a Member the amount of the cash deposit that is in excess of the aggregate of (i) the Required Deposit plus (ii) any required Credit Deposit, subject to the limitations described elsewhere in this prospectus. See “—Required Deposits.”

Certain Members, including former shareholders of United and AG, also may elect to satisfy their Class B Share requirement only with respect to stores owned at the time of admission as a Member solely from their patronage dividend distributions by electing to receive Class B Shares in lieu of 80% of the Cooperative Division qualified cash patronage dividends the Member otherwise would receive in the future until the Class B Share requirement is satisfied. In order to make the election to satisfy their Class B Share requirement solely from patronage dividend distributions, former shareholders of AG were also required to enter into supply agreements with the Company. During the build-up of its Class B Share requirement, such Member is not required to provide a Required Deposit with respect to stores owned at the time of admission as a Member but may be required to provide a non-subordinated Credit Deposit. Satisfaction of the Class B Share requirement of such Members relating to new stores or growth in the sales of existing stores may not be satisfied solely from their patronage dividend distributions, but is subject to the same payment requirements as apply to other Members.

Exchange Value Per Share

Class A and Class B Shares will be issued at a price equal to the Exchange Value Per Share of Unified’s outstanding shares at the close of the last fiscal year end prior to the issuance of such Class A and Class B Shares. Shares will be redeemed at a redemption price equal to the Exchange Value Per Share of Unified’s outstanding shares at the close of the last fiscal year end prior to the date the shares are tendered for redemption. See “DESCRIPTION OF CAPITAL STOCK—Share Redemption.” At October 3, 2009, the Exchange Value Per Share was $290.37 for both the Class A and Class B Shares.

Prior to September 30, 2006, the Company computed the Exchange Value Per Share of the Class A and Class B Shares as Book Value divided by the number of Class A and Class B Shares outstanding at the end of the fiscal year. Book Value was computed based on the sum of the fiscal year end balances of Class A and Class B Shares, plus retained earnings, plus (less) accumulated other comprehensive earnings (loss). Commencing September 30, 2006, the Company has computed its Exchange Value Per Share excluding accumulated other comprehensive earnings (loss) from Book Value. In February 2010, the shareholders of the Company authorized the Board, in its sole discretion, to retain a portion of the Company’s annual earnings from its non-patronage business and not allocate those earnings to the Exchange Value. Effective February 23, 2010, the Company modified its Exchange Value Per Share computation to also exclude from Book Value non-allocated retained earnings (loss) and the redemption value of unredeemed shares tendered for redemption, and to exclude the number of shares tendered for redemption from the outstanding number of Class A and Class B Shares. The Board may reallocate the non-allocated earnings back to the Exchange Value at its discretion. Exchange Value Per Share does not necessarily reflect the amount the net assets of the Company could be sold for or the dollar amount that would be required to replace them. The Board may increase or otherwise change the Class A Share requirement, and may change the method of determining Exchange Value Per Share, at its discretion. See “RISK FACTORS—Your Class A, Class B and Class E Shares are subject to risk of loss” and “—Absence of Restrictions on Use of Non-Allocated Earnings.”

THE BOARD MAY CHANGE THE METHOD OF COMPUTING THE EXCHANGE VALUE PER SHARE IN ITS SOLE DISCRETION.

Patronage Dividends May Include Patronage Certificates, Class B Shares or Class E Shares

Unified distributes patronage dividends to its Members based upon its patronage earnings during a fiscal year. Non-Member customers are not entitled to receive patronage dividends. The Board approves the payment of dividends and the form of such payment for the Company’s three patronage earnings divisions: the Southern California Dairy Division, the Pacific Northwest Dairy Division and the Cooperative Division.

•

Southern California Dairy Division: Patronage earnings attributable to the Southern California Dairy Division are generated primarily from sales of products manufactured at a milk, water and juice bottling plant located in Los Angeles, California. Patronage dividends for this division are paid solely to Members who purchase products from the Southern California Dairy Division.

•

Pacific Northwest Dairy Division: Patronage earnings attributable to the Pacific Northwest Dairy Division are generated from sales of dairy products manufactured by third party suppliers located in Oregon and Washington. Patronage dividends for this division are paid solely to Members who purchase dairy products from the Pacific Northwest Dairy Division.

•

Cooperative Division: Patronage earnings attributable to the Cooperative Division are generated from all patronage activities of Unified, other than the Southern California and Pacific Northwest Dairy Divisions discussed above, regardless of geographic location. Patronage dividends are paid based on the patronage purchases of the following types of products: dry grocery, deli, health and beauty care, tobacco, general merchandise, frozen food, ice cream, meat, produce and bakery.

The Company tracks the volume of qualifying patronage purchases by Members from the Company in the respective divisions on an individual Member basis. The Cooperative Division dividend is calculated and distributed at the end of the fiscal year in proportion to the qualified patronage sales during the fiscal year. The dairy division dividends are calculated quarterly and are distributed in proportion to the qualified patronage sales during the quarter. Total patronage earnings are based on the combined results of the Southern California Dairy Division, the Pacific Northwest Dairy Division and the Cooperative Division. In the event of a loss in one division, the Board will make an equitable decision with respect to the treatment of the loss.

For fiscal 2009, 2008 and 2007, patronage dividends in the Cooperative Division are distributed to Members as follows:

•	The first 30% of the patronage dividend is non-qualified and distributed in Class E Shares.

•	The remaining 70% of the patronage dividend is qualified and distributed as a combination of cash and Class B Shares as follows:

•	The first 20% of this portion of the dividend is distributed in cash.

•

The remaining amount is distributed in Class B Shares to the extent of any deficiency in the Member meeting its Class B Share requirement, and the remainder is deposited in cash to the Member’s deposit fund.

Patronage dividends generated by the dairy divisions are paid quarterly and have historically been paid in cash.

The Company’s Bylaws provide that patronage dividends may be distributed in cash or in any other form that constitutes a written notice of allocation under Section 1388 of the Internal Revenue Code. Section 1388 defines the term “written notice of allocation” to mean any capital stock, revolving fund certificate, retain certificate, certificate of indebtedness, letter of advice, or other written notice, that discloses to the recipient the stated dollar amount allocated to the recipient by Unified and the portion thereof, if any, which constitutes a patronage dividend. Written notices of allocation may be in the form of qualified written notices of allocation or nonqualified written notices of allocation. To constitute a qualified written notice of allocation, a patronage dividend must be paid at least 20% in cash and the balance in a form which constitutes a written notice of allocation and which the recipient has agreed to take into income for tax purposes in the year of receipt. If at least 20% of the patronage dividend is not paid in cash, the entire amount of the distribution not paid in cash, whether in the form of stock, subordinated patronage dividend certificates or other debt instrument, constitutes a nonqualified written notice of allocation.

Members are required to consent to include in their gross income, in the year received, all cash as well as the stated dollar amount of all qualified written notices of allocation, including subordinated patronage dividend certificates, Class E Shares and the Exchange Value Per Share of the Class B Shares distributed to them as part of the qualified written notices of allocation. Subordinated patronage dividend certificates and Class B Shares distributed as part of the qualified written notices of allocation are also subject to state income and corporation franchise taxes in California and may be subject to these taxes in other states. The Member does not include a nonqualified written notice of allocation, whether in Class B Shares, Class E Shares or subordinated patronage dividend certificates, as taxable income in the year of receipt and the Company is not entitled to an income tax deduction in the year of issuance. When the nonqualified written notice of allocation is redeemed for cash or property, the Member will have ordinary taxable income and the Company will have an income tax deduction for the amount of the redemption. The Board will determine whether patronage dividends will be paid in the form of qualified written notices of allocation or nonqualified written notices of allocation. In fiscal 2009, 2008, 2007 and 2006, the Company issued, for the Cooperative Division, qualified and nonqualified written notices of allocation in the form of Class B Shares and Class E Shares, respectively. In fiscal 2005, 2004 and 2003, the Company issued, for the Cooperative Division, nonqualified written notices of allocation in the form of Class B Shares and Class E Shares. Patronage dividends in connection with the dairy divisions were paid in cash.

Certain Members, including former shareholders of United or AG, may elect to satisfy their Class B Share requirement only with respect to stores owned at the time of admission as a Member solely from their patronage dividend distributions. In order to be eligible to elect to satisfy their Class B Share requirement solely from patronage dividend distributions, former shareholders of AG were also required to enter into supply agreements with the Company. The election of this purchase alternative may have tax consequences which are different from those applicable to other purchase alternatives.

Members are urged to consult their tax advisors with respect to the applicability of U.S. federal income, state or local tax rules on the ownership and disposition of Class A, Class B and Class E Shares and the receipt of subordinated patronage dividend certificates with respect to their own tax status.

Reduced Share Requirement

Members may apply for a reduced Class B Share requirement, which requires Members to pay for their purchases electronically on the current due date and demonstrate credit worthiness. The purpose of the RBI is to encourage Member growth by offering a reduced requirement if the qualifications are met and to provide a cap on the investment requirement at certain volume levels. The standard Class B Share requirement (“SBI”) is approximately twice the amount of the Member’s average weekly purchases from the Cooperative Division, except for meat and produce, which are approximately one times the Member’s average weekly purchases from the Cooperative Division. The RBI is based on a sliding scale such that additional purchase volume marginally reduces the requirement as a percentage of purchase volume. The sliding scale applicable to the RBI is illustrated in the following tables:

Cooperative Divisions other than Meat and Produce

Average Weekly Purchases ($000’s)	Marginal RBI
Up to $40	1.75
$40 to $100	1.70
$100 to $200	1.65
$200 to $300	1.60
$300 to $400	1.55
$400 to $500	1.50
$500 to $1,000	1.45
$1,000 to $2,000	1.40
Over $2,000	0.00

Meat and Produce Divisions

Average Weekly Purchases ($000’s)	Marginal RBI
Up to $100	0.90
$100 to $200	0.85
$200 to $300	0.80
$300 to $400	0.75
Over $400	0.00

Note:	Marginal RBI is the rate of investment on each layer of average weekly purchases from the Cooperative Division (“AWP”). A Member pays the corresponding marginal RBI for each incremental AWP. (Example: If AWP is $55,000, the RBI is 1.75 weeks on the first $40,000 and 1.70 weeks on the remaining $15,000.)

Members who do not select the RBI remain on the SBI. However, once a Member has elected the RBI option, it must notify Unified in writing if it wishes to change its election. Generally, changes can only be made at the time of the second quarter recalculation of the Class B Share requirement in March. Certain Members, including former shareholders of United or AG, who are permitted to satisfy their Class B Share requirement only with respect to stores owned at the time of admission as a Member solely from their patronage dividend distributions must remain on the RBI and typically will not be permitted to change their election to the SBI until they have satisfied their Class B Share requirement.

Other Matters Relating to Issuance of Class B Shares

The Class B Share requirement is established by the Board. The Board may, at its discretion, change this amount or otherwise require that additional Class B Shares be held by each Member, and Unified may issue, at any time, additional Class B Shares as a part of patronage dividends. The requirement regarding the holding of Class B Shares as established by the Board is subject to change by the Board, which may, at its discretion, add to, increase, decrease, limit, eliminate or otherwise change such requirement.

No Member whose membership has terminated during a given fiscal year, or whose membership has terminated following the close of a given fiscal year and prior to the Board’s approval of the patronage dividends for such fiscal year, would receive Class B Shares as a part of patronage dividends paid for such fiscal year.

Class B Shares held by a Member in excess of what has been established by the Board as the Class B Shares required to be held by each Member will be considered “excess Class B Shares.”

Pledge of Class A, Class B and Class E Shares; Offset and Recoupment

The Company requires each Member to pledge, as collateral, all Class A, Class B and Class E Shares of the Company, all other shares and securities issued from time to time to the Member by Unified, all deposits and deposit accounts with Unified and all distributions thereon (including subordinated patronage dividend certificates) and products and proceeds thereof to secure its obligations to Unified and its direct or indirect, present or future subsidiaries. Such security is also pledged to Unified and such subsidiaries to secure the prohibition against the transfer of their collateral and to secure Unified’s rights to repurchase any shares of Unified held by them. Upon termination of membership of a Member or any affiliate of a Member, or default by a Member or any affiliate of a Member of any agreement with Unified or such subsidiaries, Unified is under no obligation to return any collateral pledged to it or such subsidiaries, or any proceeds thereof, so long as there are any matured or unmatured, contingent or unliquidated amounts owed by the Member to, or obligations that remain to be performed by the Member for the benefit of, Unified or such subsidiaries. The Company does not permit a Member to offset or recoup any obligations owing to Unified or such subsidiaries or otherwise refuse to pay any amounts owed to Unified or such subsidiaries. However, Unified and such subsidiaries retain all rights of offset and recoupment and furthermore, the 2008 form of pledge agreement provides that Unified and such subsidiaries each have the right to offset and recoup any obligations owed by a Member to any of them. The Secretary of Unified is authorized, and is given a power of attorney, on behalf of each Member to surrender the shares for repurchase or redemption, to receive notice of purchase or of repurchase and redemption, to receive the proceeds therefrom, to do all acts necessary or advisable to perfect the security interests of Unified and its direct and indirect, present and future subsidiaries, to do any act the Member is obligated to do, to file in the Member’s name any financing statement and to endorse and transfer collateral upon foreclosure. Any breach by a Member or its affiliate of the Bylaws, or any covenant or agreement with Unified or such subsidiaries, or any rules or regulations established by Unified, and the termination of a Member’s membership in Unified, among other events set forth in the Member’s pledge agreement with Unified, constitute an event of default under such pledge agreement.

Required Deposits

The Required Deposits of Members are contractually subordinated and subject to the prior payment in full of senior indebtedness of the Company. As a condition of becoming a Member, each Member is required to execute a subordination agreement providing for the subordination of the Member’s Required Deposits. Generally, the subordination is such that no payment can be made by the Company with respect to the Required Deposits in the event of an uncured default by the Company with respect to senior indebtedness, or in the event of dissolution, liquidation, insolvency or other similar proceedings, until all senior indebtedness has been paid in full. Repayment of deposit accounts is not currently limited by the Company’s covenants in its loan agreements. Amounts in the deposit accounts, which are in excess of the Required Deposit, are not subject to the subordination provisions. A Member may have cash in its deposit account that exceeds the aggregate of (i) the Required Deposit plus (ii) any required cash deposit, if (i) the Member’s purchases, during the period when the Required Deposit amount is determined, have declined from the previous measuring period, or (ii) the Member has received cash patronage dividends, which are deposited into the Members’ deposit accounts, or (iii) a portion of the Required Deposit is classified as an excess deposit following the issuance of Class B Shares as part of a patronage dividend distribution. Upon request, the Company will return to a Member the amount of the cash deposit that is in excess of the aggregate of (i) the Required Deposit plus (ii) any required Credit Deposit, provided that the Member is not in default of any of its obligations to Unified or its direct or indirect, present or future subsidiaries. In any event, if membership status is terminated, upon request, the Company will return to the Member all deposits less any amounts owed to Unified and such subsidiaries; provided, however, that Unified is under no obligation to return any collateral pledged to it or such subsidiaries, or any proceeds thereof, so long as there are any matured or unmatured, contingent or unliquidated amounts owed by the Member to, or obligations that remain to be performed by the Member for the benefit of, Unified or such subsidiaries. In all cases, a return of that portion of the Member’s cash deposits that consists of Required Deposits will be governed by the applicable subordination provisions and will be returned only to the extent permitted by the subordination provisions. For purposes of determining a Member’s Class B Share requirement and any Required Deposit, the Class B Shares are valued at issuance value. In addition, the Company does not permit the Member to offset or recoup any obligations owing to Unified or such subsidiaries or otherwise refuse to pay any amount owed to Unified or such subsidiaries. The Required Deposits may not be transferred without the consent of Unified, which will normally be withheld except in connection with the transfer of a Member’s business to an existing or new Member for continuation of such business.

Deposit Fund Deficiency

At any given time, the Company’s required cash deposits may be less than otherwise would be required (referred to as a “deposit fund deficiency”) as a result of Members having been approved to build deposits over time or in cases where their Required Deposits are waived. The Member deposit fund deficiency was approximately $7.2 million and $3.6 million at October 3, 2009 and September 27, 2008, respectively. The deposit fund deficiencies consisted of approximately $6.6 million and $2.6 million at October 3, 2009 and September 27, 2008, respectively, of Members that were approved to build deposit fund requirements over time, and approximately $0.6 million and $1.0 million, respectively, of former shareholders of United that elected to satisfy their Class B Share requirement over time.

Class E Shares

In December 2002, as part of its fiscal 2003 equity enhancement plan, a new class of equity, denominated “Class E Shares,” was created. Class E Shares were issued as a portion of the patronage dividends issued for the Cooperative Division in fiscal years 2003 through 2009, and may be issued as a portion of the patronage dividends issued for the Cooperative Division in future periods, as determined annually at the discretion of the Board. The Class E Shares have a stated value of $100 per share, and, unless required by law, are non-voting equity securities. Dividends on Class E Shares are not generally paid by the Company, but may be declared in unique circumstances solely at the discretion of the Board. Class E Shares are transferable only with the consent of the Company, which will normally be withheld except in connection with the transfer of a Member’s business to an existing or new Member for continuation of such business. Pursuant to the Company’s redemption policy, Class E Shares will not be repurchased for ten years from their date of issuance unless approved by the Board or upon sale or liquidation of the Company. The Class E Shares, when redeemed, will be redeemed at stated value, subject to any applicable law, regulation or court order.

DESCRIPTION OF CAPITAL STOCK

The capital structure of Unified consists of four classes of shares, Class A, Class B, Class C and Class E Shares. The rights, preferences, privileges and restrictions of the Class A and Class B Shares are the same, except with respect to voting and redemption. The Class C Shares are non-voting director qualifying shares held, one share each, by 15 of the directors of Unified. Each director purchases one Class C Share for its stated value of ten dollars. During fiscal 2007, the Board approved the redemption of the Class C Shares, and the Company intends to redeem and simultaneously cancel the outstanding Class C Shares. Class E Shares may be issued to Members as patronage dividends.

Dividend Rights

It is the policy of Unified not to pay ordinary cash dividends on its Class A, Class B and Class C Shares. Dividends may be paid on Class E Shares at the discretion of the Board. On January 5, 2007, the Company paid a 6% cash dividend (approximately $0.9 million) on the outstanding Class E Shares as of September 28, 2006, as a result of favorable, non-recurring events in fiscal 2006 that increased the Company’s earnings.

Voting Rights

Holders of Class A Shares are entitled to vote such shares cumulatively for the election of 80%, rounded up to the nearest whole number, of the authorized number of directors. That is, each holder of Class A Shares may give one candidate a number of votes equal to the number of directors to be elected by the holders of Class A Shares multiplied by the number of the shareholder’s Class A Shares or the shareholder may distribute such votes among as many candidates as the shareholder sees fit. Holders of Class B Shares are entitled to vote such shares cumulatively for the election of the remaining authorized number of directors, and otherwise have no voting rights except as may be required by California law. California law extends to non-voting shares the right to vote upon certain matters, such as amendments to the articles of incorporation, that would affect the rights of non-voting shares, and certain reorganizations in which other securities are to be issued in exchange for the non-voting shares. In addition, California law extends voting rights on certain matters, such as voluntary dissolution, to those shares having the power to vote for directors. The percentage of voting power of a class of shares is based on the percentage of the directors it may elect. Thus, in those situations in which California law extends voting rights based on the percentage of directors a class may elect, the Class A Shares would have 80% of the voting power, and the Class B Shares would have 20% of the voting power.

Since the holders of the Class A Shares are only entitled to elect 80%, rounded up to the nearest whole number, of the authorized number of directors, a greater number of votes is required under cumulative voting in order to elect a single director than would be required in order to elect a single director if such shareholders were entitled to vote their shares cumulatively for the election of all of the directors. Likewise, since the Class B shareholders are only entitled to elect the remaining directors, a greater number of votes is required under cumulative voting in order to elect a single director than would be required in order to elect a single director if such shareholders were entitled to vote their shares cumulatively for the election of all of the directors.

All but six directors must be either a Member of Unified, a partner of a partnership that is a Member, a member of a limited liability company that is a Member, or an employee of a corporation, partnership or limited liability company that is a Member.

Except as required by California law, the Class C and Class E Shares have no voting rights.

Liquidation Rights

In the event of any liquidation or winding up of the affairs of Unified, whether voluntary or involuntary, the net assets of Unified would be distributed among the holders of Class A Shares and the holders of Class B Shares proportionately in accordance with their shareholdings. The Class C Shares would share in liquidation at a value not to exceed $10 per share. The Class E Shares would share in liquidation at a value not to exceed $100 per share.

Non-Transferability

Other than a transfer to Unified, none of the Class A, Class B or Class E Shares may be transferred or assigned without the consent of Unified, which will normally be withheld except where the transfer of the shares is in connection with the transfer of a Member’s business to an existing or new Member for continuation of such business.

Shares Pledged As Security; Offset and Recoupment

Class A, Class B and Class E Shares and all other shares and securities issued from time to time by Unified to the Member may be maintained by Unified in book-entry form or in certificated form in its treasury system. Such shares and securities, and all distributions thereon (including subordinated patronage dividend certificates) and products and proceeds thereof are pledged to Unified and its direct and indirect, present and future subsidiaries to secure the prohibition against their transfer, to secure Unified’s rights to repurchase the shares and as security for the payment of any and all indebtedness and obligations of the Member to Unified or such subsidiaries. Upon issuance of shares in book-entry form, written notice will be provided of the restrictions and limitations on transfer and of Unified’s right to deduct any amounts owed by the Member to Unified or such subsidiaries, from any payments that might otherwise be due from Unified to the Member for shares being repurchased or redeemed. Upon termination of membership of a Member or any affiliate of a Member, or default by a Member or any affiliate of a Member of any agreement with Unified or such subsidiaries, Unified is under no obligation to return any collateral pledged to it or such subsidiaries, or any proceeds thereof, so long as there are any matured or unmatured, contingent or unliquidated amounts owed by the Member to, or obligations that remain to be performed by the Member for the benefit of, Unified or such subsidiaries. Unified does not permit a Member to offset or recoup any obligations owing to Unified or such subsidiaries or otherwise refuse to pay any amounts owed to Unified or such subsidiaries. However, Unified and such subsidiaries retain all rights of offset and recoupment and furthermore, the 2008 form of pledge agreement provides that Unified and such subsidiaries each have the right to offset and recoup any obligations owed by a Member to any of them. The Secretary of Unified is authorized, and is given a power of attorney, on behalf of each Member to surrender the shares for repurchase or redemption, to receive notice of purchase or of repurchase and redemption, to receive the proceeds therefrom, to do all acts necessary or advisable to perfect the security interests of Unified and its direct and indirect, present and future subsidiaries, to do any act the Member is obligated to do, to file in the Member’s name any financing statement and to endorse and transfer collateral upon foreclosure.

Any breach by a Member or its affiliate of the Bylaws, or any covenant or agreement with Unified or such subsidiaries, or any rules or regulations established by Unified, and the termination of a Member’s membership in Unified, among other events set forth in the Member’s pledge agreement with Unified, constitute an event of default under such pledge agreement.

Default Rights and Remedies

If a Member or affiliate of a Member defaults on any obligations to Unified or its direct or indirect, present or future subsidiaries, or if any other default described in the pledge agreement occurs, Unified and such subsidiaries will have all rights and remedies under, among other things, the Uniform Commercial Code, including the right to have, among other things, all amounts payable in respect of the Class A, Class B and Class E Shares and any deposits paid directly to Unified and such subsidiaries and the right to sell such shares at private sale. Upon termination of membership of a Member or any affiliate of a Member, or default by a Member or any affiliate of a Member of any agreement with Unified or such subsidiaries, Unified is under no obligation to return any collateral pledged to it or such subsidiaries, or any proceeds thereof, so long as there are any matured or unmatured, contingent or unliquidated amounts owed by the Member to, or obligations that remain to be performed by the Member for the benefit of, Unified or such subsidiaries.

Share Redemption

ALL REDEMPTIONS ARE AT THE SOLE DISCRETION OF THE BOARD.

Class A, Class B and Class E Shares are subject to repurchase or redemption by Unified. As used herein, unless the context otherwise requires, the terms “redeem” and “redemption” include purchase and repurchase and the term “repurchase” includes purchase and redemption. Unified may redeem Class A, Class B or Class E Shares of outgoing Members upon termination of membership in accordance with the share redemption policy that is set forth in the Articles of Incorporation and Bylaws, and subject to the limitations of Section 500 et seq. of the CGCL, its credit agreements, its Articles of Incorporation, its redemption policy and approval by the Board, as described below in “—Restrictions on Redemption.” Unified may not be able in the future to redeem Class A, Class B or Class E Shares. Provided that the redemption price equals or exceeds $1,000, Unified may also upon request redeem the excess Class B Shares of a Member who owns Class B Shares in excess of that which is required to be held by such Member, which are referred to as “excess Class B Shares.” Any such redemption of excess Class B Shares will be governed by the same rules that govern the redemption of shares upon termination of membership. As described below in the share redemption policy, redemptions may be effected by payment to the Member or credit to the Member’s account.

Unless otherwise restricted from doing so under applicable law, limitations of credit agreements or provisions of the Articles of Incorporation and Bylaws as described below, subject to approval by the Board in its sole discretion, Class A and Class B Shares held by a shareholder that is no longer a qualified or active Member are redeemed at the Exchange Value Per Share of the Company at the close of the fiscal year end prior to termination of Member status.

Unless otherwise restricted from doing so under applicable law, limitations of credit agreements, provisions of the Articles of Incorporation and Bylaws as described below or the Company’s redemption policy, after September 28, 2002, Unified may repurchase excess Class B Shares tendered for redemption at the Exchange Value Per Share at the close of the last fiscal year end prior to the date the shares are tendered for repurchase.

Excess Class B Shares may be redeemed at the sole discretion of the Board. If the Member tendering the shares for repurchase is current on all obligations owing to Unified and its subsidiaries, and no grounds exist for termination of membership, such redemption may be effected by paying to the Member or crediting to the Member’s account the redemption price. The redemption price for such shares shall be the same as provided on the termination of membership. If the Member tendering the shares for repurchase is not current on all obligations owing to Unified and its subsidiaries, and no other grounds exist for termination of membership, Unified may redeem such excess Class B Shares, with Unified having the right to apply the proceeds against all amounts owing to Unified or any of its subsidiaries. The right to deduct any amounts owing to Unified or its direct or indirect, present or future subsidiaries against the total redemption price for shares is solely at the option of the Company. Shareholders may not offset or recoup any obligations to Unified or such subsidiaries or otherwise refuse to pay any amounts owed to Unified or such subsidiaries.

Pursuant to the Company’s redemption policy, Class E Shares cannot be repurchased for ten years from their date of issuance unless approved by the Board or upon sale or liquidation of the Company. The Class E Shares, when redeemed, will be redeemed at stated value, subject to any applicable law, regulation or court order.

Restrictions on Redemption

The Articles of Incorporation and Bylaws currently provide that Unified has the right to repurchase any Class A, Class B or Class E Shares held by a former Member, and any Class B Shares in excess of the Class B Share requirement (“Excess Class B Shares”) held by a current Member, whether or not the shares have been tendered for repurchase. The repurchase of Class A Shares, Class B Shares or Class E Shares is solely at the discretion of the Board. The Board considers the redemption of eligible Class A Shares on a quarterly basis. All other shares eligible for redemption are considered by the Board on an annual basis. Class E Shares become eligible for redemption ten years after their date of issuance. Pursuant to the Company’s redemption policy, Class E Shares will not be repurchased for ten years from their date of issuance unless approved by the Board or upon sale or liquidation of the Company. The shares, when redeemed, will be redeemed at stated value, subject to any applicable law, regulation or court order.

Subject to the Board’s determination and approval to redeem shares, any repurchase of shares will be on the terms, and subject to the limitations and restrictions, if any set forth in:

•	The California General Corporation Law, including Section 500 et seq.;

•	The Company’s Articles of Incorporation and Bylaws;

•	Any credit or other agreement to which the Company is a party; and

•	The Company’s redemption policy.

California General Corporation Law

The Company is subject to the restrictions imposed by the CGCL. Section 501 of the CGCL prohibits any distribution that would likely result in a corporation being unable to meet its liabilities as they mature. In addition, Section 500 of the CGCL limits the ability of a corporation to make distributions, including distributions to repurchase its own shares and make any payments on notes issued to repurchase its shares. Section 500 permits such repurchase and note payments only when (a) immediately prior to the distribution, the amount of retained earnings calculated in accordance with generally accepted accounting principles equals or exceeds the amount of any proposed distribution or (b) immediately after the distribution, the assets of the corporation are at least equal to one and one-quarter times its liabilities and its current assets are at least equal to its current liabilities or under some circumstances equal to one and one-quarter times its current liabilities. Historically, the Company maintained sufficient retained earnings to accomplish its share repurchase program. However, during fiscal years 2000, 2001 and 2002, the Company’s retained earnings had been depleted such that they were inadequate to permit repurchase of Company shares. This was remedied with the Company’s exit from its retail business, quasi-reorganization and subsequent profitable operations. As the Company generates retained earnings, the Company may redeem shares subject to the limitations of Section 500 et seq., its credit agreements, its Articles of Incorporation and Bylaws, its redemption policy and approval by the Board. However, there can be no assurance that the Company will be able in the future to redeem all shares tendered under the restrictions of the CGCL.

Articles of Incorporation and Bylaws

The Board has the right to amend the Company’s redemption policy at any time, including, but not limited to, changing the order in which repurchases will be made or suspending or further limiting the number of shares repurchased, except as otherwise may be expressly provided in the Articles of Incorporation.

Redemption Policy

Subject to the Board determining that Unified is able to meet the legal requirements described above, currently shares may be redeemed in accordance with the following redemption policy, provided that such policy is subject to amendment by the Board:

(a) Class A Shares eligible for redemption by reason of termination of membership will be redeemed in the order in which memberships terminate, and will be redeemed prior to the redemption of any Class B Shares or

Class E Shares, which have not yet been redeemed, but are eligible for redemption either by reason of termination of membership or as Excess Class B Shares or Class E Shares tendered for redemption. All determinations by Unified of the order in which memberships terminate or shares are tendered will be conclusive.

(b) Subject to the exceptions noted above, the aggregate number of Class B Shares that Unified will redeem in any fiscal year will be typically limited to approximately 5% of the sum of (i) the number of Class B Shares outstanding at the close of the preceding fiscal year end; and (ii) the number of Class B Shares issuable as a part of the patronage dividend distribution for the preceding fiscal year, referred to as the “five percent limit.”

(c) Subject to the limitation above with respect to the Class B Shares held by terminated Members, in any fiscal year, Unified may redeem, up to the five percent limit, Class B Shares which were eligible for redemption in a prior year, either by reason of termination of membership in a prior year or which were Excess Class B Shares tendered for redemption in a prior year, but which have not yet been redeemed, provided that if the five percent limit would preclude redemption of all such shares, then such shares will be redeemed pro rata. In the event that the five percent limit would permit the redemption of all such shares and would permit the redemption of other Class B Shares as well, then, subject to the five percent limit, Unified may redeem other Class B Shares eligible for redemption by reason of termination of membership or which are Excess Class B Shares tendered for redemption, in the order in which memberships terminate or shares are tendered for redemption. All determinations by Unified of the order in which memberships terminate or shares are tendered will be conclusive.

(d) The redemption of shares may be accomplished by paying to the Member or crediting to the Member’s account the redemption price. In making such payment or credit for the redemption of shares, Unified shall have the right to deduct any amounts owing by the Member to Unified or any of its direct or indirect, present or future subsidiaries. Such payment or credit for the redemption of shares will be made within 120 days after such shares have become eligible for redemption, either by reason of termination of membership or tender in the case of Excess Class B Shares and Class E Shares, and are otherwise entitled to be redeemed in accordance with legal limitations and as provided in paragraphs (a), (b) and (c) above. In no event will interest be payable on the redemption price for any delay in paying or crediting the redemption price.

(e) Without regard to each year’s five percent limit or any other provision of paragraphs (a), (b) and (c) above, Unified’s Board will have the absolute discretion to redeem Excess Class B Shares or to redeem Class A, Class B or Class E Shares of any outgoing Member regardless of when the membership terminated or the Class B Shares were tendered. The Board will also have the right to elect to redeem Excess Class B Shares or Class E Shares even though such redemption has not been requested and without regard to the five percent limit or any other provision of the redemption policy.

(f) The Board will have the absolute discretion, without regard to the five percent limit or any other provision of the redemption policy, to authorize Unified to agree with any shareholder to purchase Class B Shares or Class E Shares held by such shareholder and to make such purchase and payment for such shares in such manner as may be agreed upon, subject only to corporate law requirements.

(g) Subject to the limitations above, (i) Class A and Class B Shares held by a shareholder that is no longer a qualified or active Member may be redeemed at the Exchange Value Per Share of the Company at the close of the last fiscal year end prior to termination of Member status, (ii) with respect to terminations prior to September 30, 2000, the repurchase price would be the Company’s Exchange Value Per Share at the fiscal year end prior to the effective date of the merger with United Grocers, Inc., (iii) Class B Shares of terminated Members would not be redeemed until after September 28, 2002 and (iv) after September 28, 2002, Unified may repurchase Excess Class B Shares tendered for redemption at the Exchange Value Per Share at the close of the last fiscal year end prior to the date the shares are tendered for repurchase.

ALL REDEMPTIONS ARE AT THE SOLE DISCRETION OF THE BOARD.

Credit or other agreements

Unified is a party to credit agreements under which redemptions of Class A, Class B and Class E Shares are prohibited during the period of a breach or default under the credit agreements.

LEGAL MATTERS

The validity of the Class A Shares, Class B Shares and Class E Shares has been passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, Los Angeles, California.

EXPERTS

The financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended October 3, 2009, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Unified makes available, free of charge, through its website (http://www.unifiedgrocers.com) its Forms 10-K, 10-Q and 8-K, as well as its registration statements, proxy statements and all amendments to those reports, as soon as reasonably practicable after those reports are electronically filed with the Securities and Exchange Commission (the “SEC”). You may read and copy any document we filed with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. All reports, proxy and information statements, and other information regarding us and other issuers that file electronically with the SEC are available on the SEC’s website at http://www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain of the information we file with the SEC. This means we can disclose important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Information that is filed with the SEC after the date of this prospectus will automatically modify and supersede the information included or incorporated by reference in this prospectus to the extent that the subsequently filed information modifies or supersedes the existing information.

The following documents filed by Unified with the SEC are hereby incorporated by reference:

•	Annual Report on Form 10-K for the fiscal year ended October 3, 2009 filed on December 17, 2009;

•	Definitive Proxy Statement on Schedule 14A dated January 8, 2010, relating to our annual meeting of shareholders held on February 23, 2010;

•	Current Report on Form 8-K filed on November 9, 2009; and

•	Current Report on Form 8-K filed on December 29, 2009.

Copies of these filings are available free of charge by writing to Unified Grocers, Inc., attention Corporate Secretary, 5200 Sheila Street, Commerce, CA 90040 or by telephoning us at (323) 264-5200.

Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. You may obtain a copy of any document summarized in this prospectus at no cost by writing to or telephoning us at the address and telephone number given above. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

FORWARD-LOOKING INFORMATION

This prospectus and documents incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate. These forward-looking statements involve risks, uncertainties and assumptions. When we use words such as “believes,” “expects,” “anticipates” or similar expressions, we are making forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, we cannot give you any assurance that such expectations will prove correct. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond our control. Important factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, the factors discussed under “RISK FACTORS,” and the factors discussed in the sections entitled “Risk Factors” and “Critical Accounting Policies and Estimates” in the Annual Report on Form 10-K. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the factors that may cause actual results to differ materially from anticipated results. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. The Company undertakes no duty or obligation to revise or publicly release the results of any revision to these forward-looking statements. Readers should carefully review the risk factors described in this document as well as in other documents we file from time to time with the Securities and Exchange Commission.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses Of Issuance And Distribution

The following table sets forth the expenses expected to be incurred in connection with the offering described in this registration statement. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee (previously paid)	$2,709
Printing, Engraving and Reproduction	24,000
Expenses of Qualification Under State Blue Sky Laws	12,000
Legal Fees and Expenses	70,000
Accounting Fees and Expenses	30,000
Miscellaneous	10,000

Total	$148,709

Item 14. Indemnification of Directors and Officers

Article V of Unified’s Bylaws provides that Unified shall, to the maximum extent permitted by law, have the power to indemnify its directors, officers, employees and other agents. Section 317 of the California General Corporation Law provides that a corporation has the power to indemnify agents of the corporation against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of the corporation. Unified’s Amended and Restated Articles of Incorporation provide that Unified is authorized to indemnify its agents to the fullest extent of California law. Unified has entered into agreements with each of its directors and certain of its officers which provide to such directors and officers the maximum indemnification allowed under applicable law. In addition, Unified and its subsidiaries maintain a policy of directors’ and officers’ liability and company reimbursement insurance.

Item 15. Recent Sales of Unregistered Securities

Unified has not sold any securities which were not registered under the Securities Act of 1933, as amended, during the past three years from the date hereof.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit Number	Description
3.1	Amended and Restated Articles of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2008, filed on May 13, 2008).

3.2	Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007, filed on December 13, 2007).

4.1	Retail Grocer Application and Agreement for Continuing Service Affiliation with Unified Western Grocers, Inc. and Pledge Agreement (incorporated by reference to Exhibit 4.7 to Amendment No. 2 to Form S-1 Registration Statement of the Registrant filed on December 31, 1981, File No. 2-70069).

Exhibit Number	Description
4.2	Retail Grocer Application and Agreement for Service Affiliation with and the Purchase of Shares of Unified Western Grocers, Inc. and Pledge Agreement (incorporated by reference to Exhibit 4.2 to Post Effective Amendment No. 7 to Form S-2 Registration Statement of the Registrant filed on December 13, 1989, File No. 33-19284).

4.3	Copy of Application and Agreement for Service Affiliation as a Member-Patron/Affiliate with Unified Western Grocers, Inc. and Pledge and Security Agreement (incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2000).

4.4	Copy of Application and Agreement for Service Affiliation as an Associate Patron with Unified Western Grocers, Inc. and Pledge and Security Agreement (incorporated by reference to Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2000).

4.5	Subordination Agreement (Member-Patron-1988) (incorporated by reference to Exhibit 4.4 to Post-Effective Amendment No. 4 to Form S-2 Registration Statement of the Registrant filed on July 15, 1988, File No. 33-19284).

4.6	Subordination Agreement (Associate Patron-1988) (incorporated by reference to Exhibit 4.5 to Post-Effective Amendment No. 4 to Form S-2 Registration Statement of the Registrant filed on July 15, 1988, File No. 33-19284).

4.7	Subordination Agreement (New Member-Patron-1988) (incorporated by reference to Exhibit 4.6 to Post-Effective Amendment No. 4 to Form S-2 Registration Statement of the Registrant filed on July 15, 1988, File No. 33-19284).

4.8	Subordination Agreement (New Associate Patron-1988) (incorporated by reference to Exhibit 4.7 to Post-Effective Amendment No. 4 to Form S-2 Registration Statement of the Registrant filed on July 15, 1988, File No. 33-19284).

4.9	Copy of Member Patron/Affiliate Subordination Agreement (Subordination of Required Deposit) (incorporated by reference to Exhibit 4.10 to Registrant’s Form 10-K for the fiscal year ended September 29, 2001 filed on December 27, 2001).

4.10	Copy of Associate-Patron Subordination Agreement (Subordination of Required Deposit Agreement (incorporated by reference to Exhibit 4.11 to Registrant’s Form 10-K for the fiscal year ended September 29, 2001 filed on December 27, 2001).

4.11	Form of Pledge and Security Agreement (effective July, 2008) (incorporated by reference to Exhibit 4.41.1 to Registrant’s Quarterly Report on Form 10-Q for the Quarterly Period ended on June 28, 2008, filed on August 12, 2008).

4.12	Form of Member Subordination (effective July, 2008) (incorporated by reference to Exhibit 4.42.1 to Registrant’s Quarterly Report on Form 10-Q for the Quarterly Period ended on June 28, 2008, filed on August 12, 2008).

4.13	Form of Continuing Guaranty (effective July, 2008) (incorporated by reference to Exhibit 4.43.1 to Registrant’s Quarterly Report on Form 10-Q for the Quarterly Period ended on June 28, 2008, filed on August 12, 2008).

4.50	Form of Indenture between the Registrant and U.S. Bank, N.A., as Trustee, relating to $4,000,000 Subordinated Patronage Dividend Certificates Due December 15, 2007 (incorporated by reference to Exhibit 4.35 to the Registrant’s Registration Statement on Form S-2, filed on February 28, 2003, File No. 333-103535).

4.51	Form of Subordinated Patronage Dividend Certificate Due December 15, 2007 (included in Exhibit 4.50).

Exhibit Number	Description
4.52	Guarantee dated September 29, 1999 by the Registrant of debt securities of United Grocers, Inc. (predecessor-in-interest to the Registrant) issued pursuant to that certain Indenture dated as of February 1, 1978, and as subsequently amended and supplemented, by and between United Grocers, Inc., and State Street Bank and Trust Company (incorporated by reference to Exhibit 4.1 to the Registrants Current Report on Form 8-K filed on October 13, 1999).

4.53	Copy of indenture dated as of February 1, 1978, between Unified Western Grocers, Inc. (as successor to United Grocers, Inc.) and United States National Bank of Oregon, as trustee, relating to Unified Western Grocers, Inc.’s Capital Investment Notes (incorporated by reference to Exhibit 4.1 to United Grocers, Inc.’s registration Statement on Form S-1, No. 2-60488).

4.54	Copy of supplemental indenture dated as of January 27, 1989, between Unified Western Grocers, Inc. (as successor to United Grocers, Inc.) and United States National Bank of Oregon, as trustee, relating to Unified Western Grocers, Inc.’s Series F 5% Subordinated Redeemable Capital Investment Notes (incorporated by reference to Exhibit 4.G to the United Grocers, Inc. Form 10-K for the fiscal year ended September 30, 1989).

4.55	Copy of supplemental indenture dated as of January 22, 1991, between Unified Western Grocers, Inc. (as successor to United Grocers, Inc.) and United States National Bank of Oregon, as trustee, relating to Unified Western Grocers, Inc.’s Series G 5% Subordinated Redeemable Capital Investment Notes (incorporated by reference to Exhibit 4.D to the United Grocers, Inc. Registration Statement on Form S-2, No. 33-38617).

4.56	Copy of supplemental indenture dated as of July 6, 1992, between Unified Western Grocers, Inc. (as successor to United Grocers, Inc.) and United States National Bank of Oregon, as trustee, relating to Unified Western Grocers, Inc.’s Series H 5% Subordinated Redeemable Capital Investment Notes (incorporated by reference to Exhibit 4.C to the United Grocers, Inc. Registration Statement on Form S-2, No. 33-49450).

4.57	Copy of supplemental indenture dated as of January 9, 1995, between Unified Western Grocers, Inc. (as successor to United Grocers, Inc.) and First Bank National Association, as trustee, relating to Unified Western Grocers, Inc.’s Series J 5% Subordinated Redeemable Capital Investment Notes (incorporated by reference to Exhibit 4.C to the United Grocers, Inc. Registration Statement on Form S-2, No. 33-57199).

4.58	Form of Subordinated Redemption Note—Excess Class B Shares (incorporated by reference to Exhibit 10.50 to Registrant’s Form 10-K for the fiscal year ended September 29, 2001 filed on December 27, 2001).

4.59***	Asset Purchase Agreement between Unified Western Grocers, Inc. and Associated Grocers, Incorporated and its Subsidiaries, dated as of August 2, 2007 (incorporated by reference to Exhibit 10.70 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007 filed on August 14, 2007).

4.59.1	Limited Waiver of Asset Purchase Agreement dated as of September 30, 2007 (incorporated by reference to Exhibit 10.70.1 to the Registrant’s Current Report on Form 8-K filed on October 4, 2007).

4.90	Form of Class A Share Certificate (incorporated by reference to Exhibit 4.12 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on December 26, 2000).

4.91	Form of Class B Share Certificate (incorporated by reference to Exhibit 4.13 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on December 26, 2000).

Exhibit Number	Description
4.92	Agreement respecting directors’ shares (incorporated by reference to Exhibit 4.9 to Amendment No. 2 to Form S-1 Registration Statement of the Registrant filed on December 31, 1981, File No. 2-70069).

4.93	Form of Class E Share Certificate (incorporated by reference to Exhibit 4.37 to the Registrant’s Registration Statement on Form S-1, filed on January 31, 2006, File No. 333-131414).

5.1+	Opinion of Sheppard, Mullin, Richter & Hampton LLP.

10.0	Secured Revolving Credit Agreement dated as of September 29, 1999, by and among Registrant, the Lenders named therein and Rabobank Nederland, New York Branch (incorporated by reference to Exhibit 10.2 to the Registrant’s Current report on Form 8-K filed on October 13, 1999).

10.0.1	Amendment No. 1 to Secured Revolving Credit Agreement dated as of November 18, 1999 by and among Registrant, the Lenders named therein and Rabobank Nederland, New York Branch (incorporated by reference to Exhibit 4.26 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on December 26, 2000).

10.0.2	Amendment No. 2 and Limited Waiver to Secured Revolving Credit Agreement dated as of July, 2000 by and among Registrant, the Lenders named therein and Rabobank Nederland, New York Branch (incorporated by reference to Exhibit 4.27 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on December 26, 2000).

10.0.3	Amendment No. 3 to Secured Revolving Credit Agreement dated as of December 7, 2001 by and among the Registrant, the Lenders named therein and Rabobank Nederland, New York Branch (incorporated by reference to Exhibit 4.27.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2001, filed on December 27, 2001).

10.1	Secured Revolving Credit Agreement dated as of December 5, 2003, by and among Registrant, the Lenders named therein and Harris Trust and Savings Bank (incorporated by reference to Exhibit 4.34 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed on December 16, 2003).

10.2	Security Agreement dated as of December 5, 2003, by and among Registrant, the Lenders named therein and Harris Trust and Savings Bank relating to the Secured Revolving Credit Agreement dated as of December 5, 2003, by and among Registrant, the Lenders named therein and Harris Trust and Savings Bank (incorporated by reference to Exhibit 4.35 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed on December 16, 2003).

10.3	Amended and Restated Credit Agreement, dated as of December 5, 2006, by and among Registrant, other credit parties as identified therein, Bank of Montreal, Chicago Branch, as Administrative Agent, Bank of America, N.A., as Syndication Agent, Wells Fargo Bank, as Documentation Agent, BMO Capital Markets, as Lead Arranger and Book Runner, General Electric Capital Corporation, Union Bank of California, N.A., and PNC Bank National Association (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K, filed on December 11, 2006).

10.3.1	First Amendment to Amended and Restated Credit Agreement, dated as of December 17, 2008 (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K, filed on December 23, 2008).

10.3.2	Second Amendment to Amended and Restated Credit Agreement, dated as of December 22, 2009 (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K, filed on December 29, 2009).

Exhibit Number	Description
10.3.2.1	Revolving Note under Amended and Restated Credit Agreement, dated as of December 22, 2009, by the Registrant payable to Fifth Third Bank (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K, filed on December 29, 2009).

10.4	Amended and Restated Security Agreement, dated as of December 5, 2006, by and among Unified Western Grocers, Inc., the Debtors identified therein and Bank of Montreal, Chicago Branch (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K, filed on December 11, 2006).

10.5	Agreement relating to the Registrant’s five-year interest rate collar (incorporated by reference to Exhibit 10.51 to Amendment No. 2 to Registrant’s Registration Statement on Form S-2 filed on May 1, 2002).

10.6	Note purchase Agreement dated as of September 29, 1999 by and among Registrant and the persons listed on Schedule I thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current report on Form 8-K filed on October 13, 1999).

10.6.1	Amendment No. 1 and Limited Waiver to Note Purchase Agreement, dated as of September 14, 2000, by and among Registrant and the Noteholders listed on the signature pages thereto (incorporated by reference to Exhibit 4.24 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on December 26, 2000).

10.6.2	Second Amendment to Note Purchase Agreement and Notes dated as of March 27, 2002 by and among the Registrant and the Noteholders on the signature pages thereto (incorporated by reference to Exhibit 4.24.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2002, filed on May 14, 2002).

10.6.3	Third Amendment to Note Purchase Agreement and Notes dated as of December 31, 2002 by and among the Registrant and the Noteholders on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 28, 2002, filed on January 13, 2003).

10.7	Amended and Restated Note Purchase Agreement, effective January 6, 2006, by and among Registrant and the Noteholders listed on the signature pages thereto (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed on January 11, 2006).

10.7.1	Amendment to Note Purchase Agreement and Consent, dated as of December 19, 2006, by and among Registrant, John Hancock Life Insurance Company as collateral agent for the Noteholders and the Noteholders under the Amended and Restated Note Purchase Agreement listed on the signature pages thereto (incorporated by reference to Exhibit 4.40 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 30, 2006 filed on February 13, 2007).

10.7.2	Second Amendment to Note Purchase Agreement, dated as of November 7, 2008, by and among Registrant and the Noteholders listed on the signature page thereto (incorporated by reference to Exhibit 10.7.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2008, filed on December 12, 2008).

10.7.3	Third Amendment to Note Purchase Agreement, dated as of November 3, 2009, by and among Registrant and the Noteholders listed on the signature page thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on November 9, 2009).

10.8	Amended and Restated Loan Purchase and Servicing Agreement Dated as of December 7, 2001 between Grocers Capital Company and National Consumer Cooperative Bank (incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 28, 2002, filed on January 13, 2003).

Exhibit Number	Description
10.9	Amended and Restated Credit Agreement dated as of December 7, 2001 among Grocers Capital Company, the lenders listed therein and National Cooperative Bank, as agent (incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 28, 2002, filed on January 13, 2003).

10.10	Amended and Restated Loan Purchase Agreement (Existing Program) dated January 30, 1998 among United Resources, Inc., United Grocers, Inc. (predecessor-in-interest to the Registrant) and National Consumer Cooperative Bank (incorporated by reference to Exhibit 4.D1 to United Grocers, Inc. Annual Report on Form 10-K for the fiscal year ended October 2, 1998 filed on January 30, 1999, File No. 002-60487, as amended).

10.11	Amended and Restated Loan Purchase Agreement (Holdback Program) dated January 30, 1998 among United Resources, Inc., United Grocers, Inc. (predecessor-in-interest to the Registrant) and National Consumer Cooperative Bank (incorporated by reference to Exhibit 4.D2 to United Grocers, Inc. Annual Report on Form 10-K for the fiscal year ended October 2, 1998 filed on January 30, 1999, File No. 002-60487, as amended).

10.12	Second Amended and Restated Loan Purchase and Service Agreement dated as of June 9, 2004, between Grocers Capital Company and National Consumer Cooperative Bank, as buyer (incorporated by reference to Exhibit 10.67 to the Registrant’s Form 10-Q for the fiscal quarter ended June 26, 2004 filed on August 3, 2004).

10.12.1	Change in Terms Agreement dated as of March 26, 2007 to Second Amended and Restated Loan Purchase and Service Agreement dated as of June 9, 2004, between Grocers Capital Company and National Consumer Cooperative Bank, as buyer (incorporated by reference to Exhibit 10.67.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007 filed on May 11, 2007).

10.13	Second Amended and Restated Credit Agreement dated as of June 9, 2004, among Grocers Capital Company, the lenders listed therein and National Consumer Cooperative Bank, as agent (incorporated by reference to Exhibit 10.68 to the Registrant’s Form 10-Q for the fiscal quarter ended June 26, 2004 filed on August 3, 2004).

10.13.1	Change in Terms Agreement dated as of March 27, 2007 to Second Amended and Restated Credit Agreement dated as of June 9, 2004, among Grocers Capital Company, the lenders listed therein and National Consumer Cooperative Bank, as agent (incorporated by reference to Exhibit 10.68.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007 filed on May 11, 2007).

10.14	Expansion Agreement, dated as of May 1, 1991, and Industrial Lease, dated as of May 1, 1991, between Dermody Properties and the Registrant (incorporated by reference to Exhibit 10.9 to Form S-2 Registration Statement of the Registrant filed on September 2, 1993, File No. 33-68288).

10.14.1	Lease Amendment, dated June 20, 1991, between Dermody Properties and the Registrant (incorporated by reference to Exhibit 10.9.1 to Form S-2 Registration Statement of the Registrant filed on September 2, 1993, File No. 33-68288).

10.14.2	Lease Amendment, dated October 18, 1991, between Dermody Properties and the Registrant (incorporated by reference to Exhibit 10.9.2 to Form S-2 Registration Statement of the Registrant filed on September 2, 1993, File No. 33-68288).

10.15	Purchase Agreement dated November 21, 1994 between the Registrant and TriNet Corporate Realty Trust, Inc. (incorporated by reference to Exhibit 10.18 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 2, 1995 filed on December 1, 1995).

Exhibit Number	Description
10.16	Commercial Lease-Net dated December 6, 1994 between TriNet Essential Facilities XII and the Registrant (incorporated by reference to Exhibit 10.17 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 2, 1995 filed on December 1, 1995, File No. 0-10815).

10.17	Lease, dated as of December 23, 1986, between Cercor Associates and Grocers Specialty Company (incorporated by reference to Exhibit 10.8 to Form S-2 Registration Statement of the Registrant filed on September 2, 1993, File No. 33-68288).

10.18**	Form of Indemnification Agreement between the Company and each Director and Officer (incorporated by reference to Exhibit A to the Registrant’s Proxy Statement dated February 24, 1997 filed on February 24, 1997).

10.18.1**	Form of Indemnification Agreement between the Company and each Director and Officer (incorporated by reference to Exhibit 10.20.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007 filed on August 14, 2007).

10.19**	Annual Incentive Plan for Chief Executive Officer (incorporated by reference to Exhibit 10.23 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended August 30, 1997 filed on November 28, 1997).

10.20**	Annual Incentive Plan for Senior Management (incorporated by reference to Exhibit 10.24 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended August 30, 1997 filed on November 28, 1997).

10.21**	Form of Severance Agreement for Vice Presidents, Senior Vice Presidents and Executive Vice Presidents with Less Than Three Years in an Officer Position executed by Philip S. Smith, Rodney L. Van Bebber, Daniel J. Murphy, John C. Bedrosian, William O. Coté, Dirk T. Davis, Luis de la Mata, Stanley G. Eggink, Joseph L. Falvey, Carolyn S. Fox, Don Gilpin, Gary C. Hammett, Gary S. Herman, Joseph A. Ney, David A. Woodward (incorporated by reference to Exhibit 10.50 to the Registrant’s Form 10-Q for the quarterly period ended December 31, 2000, filed on February 13, 2001).

10.22**	Form of Severance Agreement for Executive Vice Presidents with Three Years or More in an Officer Position dated as of October 2, 2003, by and between the Registrant and Philip S. Smith (incorporated by reference to Exhibit 10.59 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004).

10.23**	Form of Severance Agreement for Vice Presidents and Senior Vice Presidents, and Executive Vice Presidents with Less than Three Years in an Officer Position dated as of March 12, 2003, by and between the Registrant and Christine Neal (incorporated by reference to Exhibit 10.58 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004).

10.24**	Form of Severance Agreement for Executive Vice Presidents with Three Years or More in an Officer Position executed by Robert M. Ling, Jr., Richard J. Martin and Charles J. Pilliter (incorporated by reference to Exhibit 10.49 to the Registrant’s Form 10-Q for the quarterly period ended December 31, 2000, filed on February 13, 2001).

10.25**	Form of Severance Agreement for Vice Presidents and Senior Vice Presidents, and Executive Vice Presidents with Less than Three Years in an Officer Position dated as of December 8, 2006, by and between the Registrant and Randall G. Scoville (incorporated by reference to Exhibit 10.69 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 30, 2006 filed on February 13, 2007).

Exhibit Number	Description
10.26**	Form of Employment Agreement between the Company and Alfred A. Plamann (incorporated by reference to Exhibit 10.19 to Form S-4 Registration Statement of the Registrant filed on August 26, 1999, File No. 333-85917).

10.26.1**	Amendment to Employment Agreement dated as of August 1999, between the Registrant and Alfred A. Plamann (incorporated by reference to Exhibit 10.27 to Form S-4 Registration Statement of the Registrant filed on August 26, 1999, File No. 333-85917).

10.26.2**	Second Amendment to Employment Agreement dated as of April 2001, between registrant and Alfred A. Plamann (incorporated by reference to Exhibit 10.51 to the Registrant’s Form 10-Q for the quarterly period ended June 30, 2001, filed on August 14, 2001).

10.26.3**	Third Amendment to Employment Agreement dated as of August 2003, between Registrant and Alfred A. Plamann (incorporated by reference to Exhibit 10.19.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed on December 16, 2003).

10.27	Promissory Note dated June 4, 1996, due on demand in favor of Grocers Capital Company by Robert M. Ling, Jr. (incorporated by reference to Exhibit 10.45 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed on December 16, 2003).

10.28	Promissory Note dated December 6, 2000, due on demand in favor of Grocers Capital Company by Daniel J. Murphy and Debra A. Murphy (incorporated by reference to Exhibit 10.46 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed on December 16, 2003).

10.29**	Amended and Restated Unified Western Grocers, Inc. Deferred Compensation Plan dated as of May 1, 1999 (incorporated by reference to Exhibit 10.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended August 28, 1999 filed on November 14, 1999).

10.29.1**	Amendment No. 1 to the Amended and Restated Unified Western Grocers, Inc. Deferred Compensation Plan, amended as of October 19, 2007 (incorporated by reference to Exhibit 10.2.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007, filed on December 13, 2007).

10.30**	Unified Grocers, Inc. Deferred Compensation Plan II, Master Plan, dated as of September 26, 2008, effective January 1, 2005 (incorporated by reference to Exhibit 10.30 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2008, filed on December 12, 2008).

10.31**	Comprehensive Amendment to Unified Western Grocers, Inc. Employees’ Excess Benefit Plan dated as of December 5, 1995 (incorporated by reference to Exhibit 10.7 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended August 30, 1997 filed on November 28, 1997).

10.32**	Comprehensive Amendment to Unified Western Grocers, Inc. Employees’ Supplemental Deferred Compensation Plan dated as of December 5, 1995 (incorporated by reference to Exhibit 10.8 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended August 30, 1997 filed on November 28, 1997).

10.33**	Unified Western Grocers, Inc., Executive Salary Protection Plan II (“ESPP II”), Master Plan Document, effective January 4, 1995 (incorporated by reference to Exhibit 10.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 2, 1995 filed on December 1, 1995).

Exhibit Number	Description
10.33.1**	Amendment No. 1999-I to Unified Western Grocers, Inc. Executive Salary Protection Plan II, effective as of January 1, 1999 (incorporated by reference to Exhibit 10.5 to the Registrant’s Form 10-Q for the quarterly period ended December 31, 2000, filed on February 13, 2001).

10.33.2**	Amendment No. 2000-I to Unified Western Grocers, Inc. Executive Salary Protection Plan II, effective as of January 1, 2000 (incorporated by reference to Exhibit 10.6 to the Registrant’s Form 10-Q for the quarterly period ended December 31, 2000, filed on February 13, 2001).

10.34**	Master Trust Agreement For Unified Western Grocers, Inc. Executive Salary Protection Plan II, dated as of April 28, 1995 (incorporated by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 2, 1995 filed on December 1, 1995).

10.35**	Amended and Restated Unified Western Grocers, Inc. Executive Salary Protection Plan II, effective as of January 1, 2003 (incorporated by reference to Exhibit 10.4.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 2, 2004, filed on December 16, 2004).

10.35.1**	Amendment No. 1 to the Amended and Restated Unified Western Grocers, Inc. Executive Salary Protection Plan II, amended as of October 19, 2007 (incorporated by reference to Exhibit 10.4.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007, filed on December 13, 2007).

10.36**	Unified Grocers, Inc. Executive Salary Protection Plan III, Master Plan Document, dated as of September 26, 2008, effective January 1, 2005 (incorporated by reference to Exhibit 10.36 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2008, filed on December 12, 2008).

10.37**	Unified Western Grocers, Inc. Executive Insurance Plan Split dollar Agreement and Schedule of Executive Officers party thereto (incorporated by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 2, 1995 filed on December 1, 1995).

10.38**	Amended and Restated Unified Western Grocers, Inc. Cash Balance Plan effective January 1, 2002, as amended (incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 28, 2002, filed on January 13, 2003).

10.38.1**	Amendment No. 2 to the Unified Western Grocers, Inc. Cash Balance Plan, amended as of November 15, 2004 (incorporated by reference to Exhibit 10.1.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005, filed on December 21, 2005).

10.38.2**	Amendment No. 3 to the Unified Western Grocers, Inc. Cash Balance Plan, amended as of November 15, 2004 (incorporated by reference to Exhibit 10.1.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005, filed on December 21, 2005).

10.38.3**	Amendment No. 4 to the Unified Western Grocers, Inc. Cash Balance Plan, amended as of August 8, 2005 (incorporated by reference to Exhibit 10.1.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005, filed on December 21, 2005).

10.38.4**	Amendment No. 5 to the Unified Western Grocers, Inc. Cash Balance Plan, amended as of December 22, 2006 (incorporated by reference to Exhibit 10.1.4 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 30, 2006 filed on February 13, 2007).

10.38.5**	Amendment No. 6 to the Unified Western Grocers, Inc. Cash Balance Plan, amended as of February 18, 2008 (incorporated by reference to Exhibit 10.1.5 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2008, filed on May 13, 2008).

Exhibit Number	Description
10.38.6**	Amended and Restated Unified Grocers, Inc. Cash Balance Plan, effective January 1, 2009, as amended (incorporated by reference to Exhibit 10.38.6 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 27, 2008, filed on February 10, 2009).

10.39**	Amended and Restated Unified Western Grocers, Inc. Employee Savings Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2001 filed on February 19, 2002).

10.39.1**	Amendment No. 1 to the Unified Western Grocers, Inc. Employee Savings Plan, amended as of April 16, 2002 (incorporated by reference to Exhibit 10.9.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007, filed on December 13, 2007).

10.39.2**	Amendment No. 2 to the Unified Western Grocers, Inc. Employee Savings Plan, amended as of September 1, 2003 (incorporated by reference to Exhibit 10.9.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007, filed on December 13, 2007).

10.39.3**	Amendment No. 3 to the Unified Western Grocers, Inc. Employee Savings Plan, amended as of December 19, 2003 (incorporated by reference to Exhibit 10.9.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007, filed on December 13, 2007).

10.39.4**	Amendment No. 4 to the Unified Western Grocers, Inc. Employee Savings Plan, amended as of November 15, 2004 (incorporated by reference to Exhibit 10.9.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007, filed on December 13, 2007).

10.39.5**	Amendment No. 5 to the Unified Western Grocers, Inc. Employee Savings Plan, amended as of July 29, 2005 (incorporated by reference to Exhibit 10.9.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007, filed on December 13, 2007).

10.39.6**	Amendment No. 6 to the Unified Western Grocers, Inc. Employee Savings Plan, amended as of December 22, 2006 (incorporated by reference to Exhibit 10.9.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 30, 2006 filed on February 13, 2007).

10.39.7**	Amendment No. 7 to the Unified Western Grocers, Inc. Employee Savings Plan, amended as of September 26, 2007 (incorporated by reference to Exhibit 10.9.7 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007, filed on December 13, 2007).

10.39.8**	Amendment No. 8 to the Unified Grocers, Inc. Employee Savings Plan, effective as of January 1, 2008 (incorporated by reference to Exhibit 10.39.8 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 27, 2008, filed on February 10, 2009).

10.40**	Amended and Restated Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2001 filed on February 19, 2002).

10.40.1**	Amendment No. 1 to the Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of June 11, 2002 (incorporated by reference to Exhibit 10.3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005, filed on December 21, 2005).

Exhibit Number	Description
10.40.2**	Amendment No. 2 to the Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of September 1, 2003 (incorporated by reference to Exhibit 10.3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005, filed on December 21, 2005).

10.40.3**	Amendment No. 3 to the Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of December 19, 2003 (incorporated by reference to Exhibit 10.3.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005, filed on December 21, 2005).

10.40.4**	Amendment No. 4 to the Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of November 15, 2004 (incorporated by reference to Exhibit 10.3.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005, filed on December 21, 2005).

10.40.5**	Amendment No. 5 to the Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of August 17, 2005 (incorporated by reference to Exhibit 10.3.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005, filed on December 21, 2005).

10.40.6**	Amendment No. 6 to the Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of December 1, 2005 (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2005).

10.40.7**	Amendment No. 7 to the Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of December 22, 2006 (incorporated by reference to Exhibit 10.3.7 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 30, 2006 filed on February 13, 2007).

10.40.8**	Amendment No. 8 to the Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of September 26, 2007 (incorporated by reference to Exhibit 10.3.8 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007, filed on December 13, 2007).

10.40.9**	Amendment No. 9 to the Unified Grocers, Inc. Employees’ Sheltered Savings Plan, effective as of January 1, 2008 (incorporated by reference to Exhibit 10.40.9 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 27, 2008, filed on February 10, 2009).

10.41**	Cash Balance Retirement Plan for Employees of Associated Grocers, Inc. (predecessor-in-interest to the Registrant) effective January 1, 2004 (incorporated by reference to Exhibit 10.56 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2007, filed on February 12, 2008).

10.41.1**	Amendment to the Cash Balance Retirement Plan for Employees of Associated Grocers, Inc. (predecessor-in-interest to the Registrant) effective March 28, 2005 (incorporated by reference to Exhibit 10.56.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2007, filed on February 12, 2008).

10.41.2**	Amendment to the Cash Balance Retirement Plan for Employees of Associated Grocers, Inc. (predecessor-in-interest to the Registrant) effective June 1, 2007 (incorporated by reference to Exhibit 10.56.2 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2007, filed on February 12, 2008).

Exhibit Number	Description
10.41.3**	Amendment No. 3 to the Cash Balance Retirement Plan for Employees of Associated Grocers, Inc. amended as of June 17, 2008 (incorporated by reference to Exhibit 10.56.2 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2008, filed on August 12, 2008).

10.41.4**	Amended and Restated Cash Balance Retirement Plan for Employees of Associated Grocers, Inc. (predecessor-in-interest to the Registrant), effective December 31, 2008 (incorporated by reference to Exhibit 10.41.3 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 27, 2008, filed on February 10, 2009).

10.42**	Union Bank of California Trust Agreement for Cash Balance Retirement Plan for Employees of Associated Grocers, Inc. (predecessor-in-interest to the Registrant) as of September 13, 2004 (incorporated by reference to Exhibit 10.57 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2007, filed on February 12, 2008).

10.43**	Unified Western Grocers, Inc. Early Retirement Program (incorporated by reference to Exhibit 10.28 to the Form S-4 Registration Statement filed on August 26, 1999, File No. 333-05917).

10.44	Smart & Final Supply Agreement Dated May 16, 2003 (incorporated by reference to Exhibit 10.45 to Registrant’s Form 10-Q for the fiscal quarter ended June 28, 2003 filed on August 8, 2003).

10.45	Stock Purchase Agreement dated March 26, 1999 by and among Grocers Capital Company, K.V. Mart Co., an affiliate of Darioush Khaledi, Khaledi Family Partnership I, Khaledi Family Trust dated May 17, 1995, and Parviz Vazin and Vida Vazin (incorporated by reference to Exhibit 10.35 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on December 26, 2000).

10.46	Pledge Agreement dated March 26, 1999 by Khaledi Family Partnership I, Khaledi Family Trust dated May 17, 1995, and Parviz Vazin and Vida Vazin in favor of Grocers Capital Company (incorporated by reference to Exhibit 10.36 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on December 26, 2000).

10.47	Guaranty dated March 26, 1999 by K.V. Mart Co. in favor of Grocers Capital Company (incorporated by reference to Exhibit 10.37 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on December 26, 2000).

10.48	Term Loan Agreement dated as of May 12, 2000 between K.V. Mart Co. and Unified Western Grocers, Inc. relating to a $7,000,000 Promissory Note due May 12, 2005 in favor of Unified Western Grocers, Inc. by K.V. Mart Co. (incorporated by reference to Exhibit 10.38 to the Registrant’s Form 10-Q for the quarterly period ended July 1, 2000 filed on August 17, 2000).

10.49	Security Agreement dated as of May 12, 2000 between K.V. Mart Co. and Unified Western Grocers, Inc. relating to the Term Loan Agreement dated as of May 12, 2000 between K.V. Mart Co. and Unified Western Grocers, Inc. (incorporated by reference to Exhibit 10.39 to the Registrant’s Form 10-Q for the quarterly period ended July 1, 2000 filed on August 17, 2000).

10.50	Guaranty dated as of May 12, 2000 by Darioush Khaledi and Shahpar Khaledi, husband and wife, Darioush Khaledi, as Trustee of the Khaledi Family Trust under Declaration of Trust dated May 17, 1995, K.V. Property Company, and Parviz Vazin and Vida Vazin in favor of Unified Western Grocers, Inc. issued pursuant to that certain Term Loan Agreement dated as of May 12, 2000 between K.V. Mart Co. and Unified Western Grocers, Inc. (incorporated by reference to Exhibit 10.40 to the Registrant’s Form 10-Q for the quarterly period ended July 1, 2000 filed on August 17, 2000).

Exhibit Number	Description
10.51	Stock Collateral Acknowledgement and Consent dated as of May 12, 2000 executed by the shareholders of K.V. Mart Co. (incorporated by reference to Exhibit 10.41 to the Registrant’s Form 10-Q for the quarterly period ended July 1, 2000 filed on August 17, 2000).

10.52	Loan guaranties dated June 12, 1980 and September 30, 1988, given by United Grocers, Inc. (predecessor-in-interest to the Registrant) for the benefit of C&K Market, Inc., an affiliate of Raymond L. Nidiffer (incorporated by reference to Exhibit 10.I12 to United Grocers’ Form 10-K for the fiscal year ended September 30, 1989).

10.53	Agreement for Purchase and Sale and Escrow Instructions dated September 17, 1997, between United Grocers, Inc. (predecessor-in-interest to the Registrant) and C&K Market, Inc., an affiliate of Raymond L. Nidiffer (incorporated by reference to Exhibit 10.I5 to United Grocers, Inc.’s Form 10-K for the fiscal year ended October 2, 1998 filed on January 20, 1999, File No. 002-60487).

10.54	Stock Purchase Agreement dated November 17, 1997, by and among United Grocers, Inc. (predecessor-in-interest to the Registrant) and C&K Market, an affiliate of Raymond L. Nidiffer (incorporated by reference to Exhibit 10.I6 to Form 10-K of United Grocers, Inc. filed on January 20, 1999, File No. 002-60487).

10.55	Preferred Stock Purchase Agreement by and between C & K Market, Inc. and Unified Western Grocers, Inc. dated as of December 19, 2000 (incorporated by reference to Exhibit 10.47 to the Registrant’s Form 10-Q for the quarterly period ended December 31, 2000, filed on February 13, 2001).

10.56	Shareholders Agreement by and among Unified Western Grocers, Inc., C & K Market, Inc. and designated shareholders of C & K Market, Inc. dated as of December 19, 2000 (incorporated by reference to Exhibit 10.48 to the Registrant’s Form 10-Q for the quarterly period ended December 31, 2000, filed on February 13, 2001).

10.57	Series A Preferred Stock Exchange Agreement dated as of December 29, 2003, by and between C&K Market, Inc. and the Registrant (incorporated by reference to Exhibit 10.60 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004).

10.58	Shareholders Agreement dated as of December 29, 2003, by and among the Registrant, C&K Market, Inc. and designated shareholders of C&K Market, Inc. (incorporated by reference to Exhibit 10.61 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004).

10.59	Supply Agreement dated as of December 29, 2003, by and between the Registrant and C&K Market, Inc. (incorporated by reference to Exhibit 10.62 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004).

10.60	Continuing Guaranty dated as of December 29, 2003, by designated shareholders of C&K Market, Inc. in favor of the Registrant relating to the Series A Preferred Stock Exchange Agreement dated as of December 29, 2003, by and between C&K Market, Inc. and the Registrant (incorporated by reference to Exhibit 10.63 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004).

10.61	Intercreditor and Subordination Agreement dated as of December 29, 2003, by and among designated subordinated creditors of C&K Market, Inc., C&K Market, Inc. and the Registrant (incorporated by reference to Exhibit 10.64 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004).

Exhibit Number	Description
10.62	Right of First Refusal Agreement dated as of December 29, 2003, by and among C&K Market, Inc., designated shareholders of C&K Market, Inc. and the Registrant (incorporated by reference to Exhibit 10.65 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004).

10.63	Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.47 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed on December 16, 2003).

10.63.1	First Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of July 31, 2003, by and between Registrant and The Alamo Group, Inc. relating to the Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.49 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed on December 16, 2003).

10.63.2	Second Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of August 15, 2003, by and between Registrant and The Alamo Group, Inc. relating to the Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.50 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed on December 16, 2003).

10.63.3	Third Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of August 22, 2003, by and between Registrant and The Alamo Group, Inc. relating to the Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.51 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed on December 16, 2003).

10.63.4	Fourth Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of August 27, 2003, by and between Registrant and The Alamo Group, Inc. relating to the Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.52 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed on December 16, 2003).

10.63.5	Fifth Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of November 18, 2003, by and between Registrant and AH Investors, LLC relating to the Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.53 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed on December 16, 2003).

10.63.5.1	First Amendment to Agreement Regarding Assets dated as of December 19, 2003, by and among the Registrant, AH Investors, LLC and TDH Investors, LLC relating to the Fifth Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of November 18, 2003, by and between the Registrant and AH Investors, LLC (incorporated by reference to Exhibit 10.56 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004).

Exhibit Number	Description
10.63.6	Sixth Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of December 19, 2003, by and between the Registrant and AH Investors, LLC relating to the Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between the Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.57 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004).

10.63.7	Seventh Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of April 26, 2004, by and between the Registrant and AH Investors, LLC relating to the Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between the Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.66 to the Registrant’s Form 10-Q for the fiscal quarter ended June 26, 2004 filed on August 3, 2004).

10.64	Addendum to Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 25, 2003, by and between Registrant and The Alamo Group, Inc. relating to the Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.48 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed on December 16, 2003).

10.65	Operating Agreement of AH Investors, LLC dated as of November 26, 2003, by and among AH Investors, LLC, Hall Portola, Inc. and Alamo Group VIII, LLC (incorporated by reference to Exhibit 10.54 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004).

10.66	Operating Agreement of TDH Investors, LLC dated as of November 26, 2003, by and among TDH Investors, LLC, Hall Portola, Inc. and Alamo Group VIII, LLC (incorporated by reference to Exhibit 10.55 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004).

10.67	Agreement of Settlement and Release dated as of September 28, 2007, by and among AH Investors, LLC, Passco Save, LLC, Unified Western Grocers, Inc. and Lomo, Inc. (incorporated by reference to Exhibit 10.58 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2007, filed on February 12, 2008).

10.67.1	First Amendment to Agreement of Settlement and Release dated as of December 28, 2007, by and among AH Investors, LLC, Passco Save, LLC, Unified Western Grocers, Inc. and Lomo, Inc. (incorporated by reference to Exhibit 10.58.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2007, filed on February 12, 2008).

14	Code of Financial Ethics (incorporated by reference to Exhibit 14.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005, filed on December 21, 2005).

21	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 3, 2009 filed on December 17, 2009).

23.1*	Consent of Deloitte & Touche LLP.

23.2+	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1).

24.1+	Power of Attorney (included in signature page of Registration Statement 333-156520 filed December 31, 2008).

*	Filed herewith.
**	Management contract or compensatory plan or arrangement.

***	Confidential treatment was requested with respect to the omitted portions of this exhibit, which portions have been filed separately with the Securities and Exchange Commission. Certain schedules were omitted in reliance upon Item 601(b)(2) of Regulation S-K. The Registrant has agreed to furnish the SEC, supplementally, with a copy of any omitted schedule(s) upon request.
+ Previously	filed as an exhibit to Registration Statement No. 333-156520.

(b)	Financial Statement Schedule

Schedule II - Valuation and Qualifying Accounts for the fiscal years ended October 3, 2009, September 27, 2008 and September 29, 2007 (incorporated by reference from the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 3, 2009 filed on December 17, 2009).

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness, Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)	The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Commerce, State of California, on January 25, 2010.

UNIFIED GROCERS, INC.

By	/s/ ROBERT M. LING, JR.
Robert M. Ling, Jr. Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Alfred A. Plamann	President and Chief Executive Officer (Principal Executive Officer)	January 25, 2010

* Richard J. Martin	Executive Vice President, Finance & Administration and Chief Financial Officer (Principal Financial and Accounting Officer)	January 25, 2010

* Randall G. Scoville	Vice President Accounting and Chief Accounting Officer	January 25, 2010

* Louis A. Amen	Director	January 25, 2010

* John Berberian	Director	January 25, 2010

* Oscar Gonzalez	Director	January 25, 2010

* Richard E. Goodspeed	Director	January 25, 2010

* Terry R. Halverson	Director	January 25, 2010

* Paul Kapioski	Director	January 25, 2010

* Darioush Khaledi	Director	January 25, 2010

* Mark Kidd	Director	January 25, 2010

Signature	Title	Date

* John D. Lang	Director	January 25, 2010

* Jay T. McCormack	Director	January 25, 2010

* John Najjar	Director	January 25, 2010

* Douglas A. Nidiffer	Director	January 25, 2010

* Peter J. O’Neal	Director	January 25, 2010

* Michael A. Provenzano, Jr.	Director	January 25, 2010

* Thomas S. Sayles	Director	January 25, 2010

* Robert E. Stiles	Director	January 25, 2010

* Michael S. Trask	Director	January 25, 2010

* Kenneth Ray Tucker	Director	January , 2010

* Richard L. Wright	Director	January 25, 2010

*/s/ ROBERT M. LING, JR. Robert M. Ling, Jr. Attorney-in-fact	Director	January 25, 2010

INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Amended and Restated Articles of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2008, filed on May 13, 2008).

3.2	Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007, filed on December 13, 2007).

4.1	Retail Grocer Application and Agreement for Continuing Service Affiliation with Unified Western Grocers, Inc. and Pledge Agreement (incorporated by reference to Exhibit 4.7 to Amendment No. 2 to Form S-1 Registration Statement of the Registrant filed on December 31, 1981, File No. 2-70069).

4.2	Retail Grocer Application and Agreement for Service Affiliation with and the Purchase of Shares of Unified Western Grocers, Inc. and Pledge Agreement (incorporated by reference to Exhibit 4.2 to Post Effective Amendment No. 7 to Form S-2 Registration Statement of the Registrant filed on December 13, 1989, File No. 33-19284).

4.3	Copy of Application and Agreement for Service Affiliation as a Member-Patron/Affiliate with Unified Western Grocers, Inc. and Pledge and Security Agreement (incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2000).

4.4	Copy of Application and Agreement for Service Affiliation as an Associate Patron with Unified Western Grocers, Inc. and Pledge and Security Agreement (incorporated by reference to Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2000).

4.5	Subordination Agreement (Member-Patron-1988) (incorporated by reference to Exhibit 4.4 to Post-Effective Amendment No. 4 to Form S-2 Registration Statement of the Registrant filed on July 15, 1988, File No. 33-19284).

4.6	Subordination Agreement (Associate Patron-1988) (incorporated by reference to Exhibit 4.5 to Post-Effective Amendment No. 4 to Form S-2 Registration Statement of the Registrant filed on July 15, 1988, File No. 33-19284).

4.7	Subordination Agreement (New Member-Patron-1988) (incorporated by reference to Exhibit 4.6 to Post-Effective Amendment No. 4 to Form S-2 Registration Statement of the Registrant filed on July 15, 1988, File No. 33-19284).

4.8	Subordination Agreement (New Associate Patron-1988) (incorporated by reference to Exhibit 4.7 to Post-Effective Amendment No. 4 to Form S-2 Registration Statement of the Registrant filed on July 15, 1988, File No. 33-19284).

4.9	Copy of Member Patron/Affiliate Subordination Agreement (Subordination of Required Deposit) (incorporated by reference to Exhibit 4.10 to Registrant’s Form 10-K for the fiscal year ended September 29, 2001 filed on December 27, 2001).

4.10	Copy of Associate-Patron Subordination Agreement (Subordination of Required Deposit Agreement (incorporated by reference to Exhibit 4.11 to Registrant’s Form 10-K for the fiscal year ended September 29, 2001 filed on December 27, 2001).

4.11	Form of Pledge and Security Agreement (effective July, 2008) (incorporated by reference to Exhibit 4.41.1 to Registrant’s Quarterly Report on Form 10-Q for the Quarterly Period ended on June 28, 2008, filed on August 12, 2008).

Exhibit Number	Description
4.12	Form of Member Subordination (effective July, 2008) (incorporated by reference to Exhibit 4.42.1 to Registrant’s Quarterly Report on Form 10-Q for the Quarterly Period ended on June 28, 2008, filed on August 12, 2008).

4.13	Form of Continuing Guaranty (effective July, 2008) (incorporated by reference to Exhibit 4.43.1 to Registrant’s Quarterly Report on Form 10-Q for the Quarterly Period ended on June 28, 2008, filed on August 12, 2008).

4.50	Form of Indenture between the Registrant and U.S. Bank, N.A., as Trustee, relating to $4,000,000 Subordinated Patronage Dividend Certificates Due December 15, 2007 (incorporated by reference to Exhibit 4.35 to the Registrant’s Registration Statement on Form S-2, filed on February 28, 2003, File No. 333-103535).

4.51	Form of Subordinated Patronage Dividend Certificate Due December 15, 2007 (included in Exhibit 4.50).

4.52	Guarantee dated September 29, 1999 by the Registrant of debt securities of United Grocers, Inc. (predecessor-in-interest to the Registrant) issued pursuant to that certain Indenture dated as of February 1, 1978, and as subsequently amended and supplemented, by and between United Grocers, Inc., and State Street Bank and Trust Company (incorporated by reference to Exhibit 4.1 to the Registrants Current Report on Form 8-K filed on October 13, 1999).

4.53	Copy of indenture dated as of February 1, 1978, between Unified Western Grocers, Inc. (as successor to United Grocers, Inc.) and United States National Bank of Oregon, as trustee, relating to Unified Western Grocers, Inc.’s Capital Investment Notes (incorporated by reference to Exhibit 4.1 to United Grocers, Inc.’s registration Statement on Form S-1, No. 2-60488).

4.54	Copy of supplemental indenture dated as of January 27, 1989, between Unified Western Grocers, Inc. (as successor to United Grocers, Inc.) and United States National Bank of Oregon, as trustee, relating to Unified Western Grocers, Inc.’s Series F 5% Subordinated Redeemable Capital Investment Notes (incorporated by reference to Exhibit 4.G to the United Grocers, Inc. Form 10-K for the fiscal year ended September 30, 1989).

4.55	Copy of supplemental indenture dated as of January 22, 1991, between Unified Western Grocers, Inc. (as successor to United Grocers, Inc.) and United States National Bank of Oregon, as trustee, relating to Unified Western Grocers, Inc.’s Series G 5% Subordinated Redeemable Capital Investment Notes (incorporated by reference to Exhibit 4.D to the United Grocers, Inc. Registration Statement on Form S-2, No. 33-38617).

4.56	Copy of supplemental indenture dated as of July 6, 1992, between Unified Western Grocers, Inc. (as successor to United Grocers, Inc.) and United States National Bank of Oregon, as trustee, relating to Unified Western Grocers, Inc.’s Series H 5% Subordinated Redeemable Capital Investment Notes (incorporated by reference to Exhibit 4.C to the United Grocers, Inc. Registration Statement on Form S-2, No. 33-49450).

4.57	Copy of supplemental indenture dated as of January 9, 1995, between Unified Western Grocers, Inc. (as successor to United Grocers, Inc.) and First Bank National Association, as trustee, relating to Unified Western Grocers, Inc.’s Series J 5% Subordinated Redeemable Capital Investment Notes (incorporated by reference to Exhibit 4.C to the United Grocers, Inc. Registration Statement on Form S-2, No. 33-57199).

4.58	Form of Subordinated Redemption Note—Excess Class B Shares (incorporated by reference to Exhibit 10.50 to Registrant’s Form 10-K for the fiscal year ended September 29, 2001 filed on December 27, 2001).

4.59***	Asset Purchase Agreement between Unified Western Grocers, Inc. and Associated Grocers, Incorporated and its Subsidiaries, dated as of August 2, 2007 (incorporated by reference to Exhibit 10.70 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007 filed on August 14, 2007).

Exhibit Number	Description
4.59.1	Limited Waiver of Asset Purchase Agreement dated as of September 30, 2007 (incorporated by reference to Exhibit 10.70.1 to the Registrant’s Current Report on Form 8-K filed on October 4, 2007).

4.90	Form of Class A Share Certificate (incorporated by reference to Exhibit 4.12 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on December 26, 2000).

4.91	Form of Class B Share Certificate (incorporated by reference to Exhibit 4.13 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on December 26, 2000).

4.92	Agreement respecting directors’ shares (incorporated by reference to Exhibit 4.9 to Amendment No. 2 to Form S-1 Registration Statement of the Registrant filed on December 31, 1981, File No. 2-70069).

4.93	Form of Class E Share Certificate (incorporated by reference to Exhibit 4.37 to the Registrant’s Registration Statement on Form S-1, filed on January 31, 2006, File No. 333-131414).

5.1+	Opinion of Sheppard, Mullin, Richter & Hampton LLP.

10.0	Secured Revolving Credit Agreement dated as of September 29, 1999, by and among Registrant, the Lenders named therein and Rabobank Nederland, New York Branch (incorporated by reference to Exhibit 10.2 to the Registrant’s Current report on Form 8-K filed on October 13, 1999).

10.0.1	Amendment No. 1 to Secured Revolving Credit Agreement dated as of November 18, 1999 by and among Registrant, the Lenders named therein and Rabobank Nederland, New York Branch (incorporated by reference to Exhibit 4.26 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on December 26, 2000).

10.0.2	Amendment No. 2 and Limited Waiver to Secured Revolving Credit Agreement dated as of July, 2000 by and among Registrant, the Lenders named therein and Rabobank Nederland, New York Branch (incorporated by reference to Exhibit 4.27 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on December 26, 2000).

10.0.3	Amendment No. 3 to Secured Revolving Credit Agreement dated as of December 7, 2001 by and among the Registrant, the Lenders named therein and Rabobank Nederland, New York Branch (incorporated by reference to Exhibit 4.27.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2001, filed on December 27, 2001).

10.1	Secured Revolving Credit Agreement dated as of December 5, 2003, by and among Registrant, the Lenders named therein and Harris Trust and Savings Bank (incorporated by reference to Exhibit 4.34 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed on December 16, 2003).

10.2	Security Agreement dated as of December 5, 2003, by and among Registrant, the Lenders named therein and Harris Trust and Savings Bank relating to the Secured Revolving Credit Agreement dated as of December 5, 2003, by and among Registrant, the Lenders named therein and Harris Trust and Savings Bank (incorporated by reference to Exhibit 4.35 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed on December 16, 2003).

10.3	Amended and Restated Credit Agreement, dated as of December 5, 2006, by and among Registrant, other credit parties as identified therein, Bank of Montreal, Chicago Branch, as Administrative Agent, Bank of America, N.A., as Syndication Agent, Wells Fargo Bank, as Documentation Agent, BMO Capital Markets, as Lead Arranger and Book Runner, General Electric Capital Corporation, Union Bank of California, N.A., and PNC Bank National Association (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K, filed on December 11, 2006).

Exhibit Number	Description
10.3.1	First Amendment to Amended and Restated Credit Agreement, dated as of December 17, 2008 (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K, filed on December 23, 2008).

10.3.2	Second Amendment to Amended and Restated Credit Agreement, dated as of December 22, 2009 (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K, filed on December 29, 2009).

10.3.2.1	Revolving Note under Amended and Restated Credit Agreement, dated as of December 22, 2009, by the Registrant payable to Fifth Third Bank (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K, filed on December 29, 2009).

10.4	Amended and Restated Security Agreement, dated as of December 5, 2006, by and among Unified Western Grocers, Inc., the Debtors identified therein and Bank of Montreal, Chicago Branch (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K, filed on December 11, 2006).

10.5	Agreement relating to the Registrant’s five-year interest rate collar (incorporated by reference to Exhibit 10.51 to Amendment No. 2 to Registrant’s Registration Statement on Form S-2 filed on May 1, 2002).

10.6	Note purchase Agreement dated as of September 29, 1999 by and among Registrant and the persons listed on Schedule I thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current report on Form 8-K filed on October 13, 1999).

10.6.1	Amendment No. 1 and Limited Waiver to Note Purchase Agreement, dated as of September 14, 2000, by and among Registrant and the Noteholders listed on the signature pages thereto (incorporated by reference to Exhibit 4.24 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on December 26, 2000).

10.6.2	Second Amendment to Note Purchase Agreement and Notes dated as of March 27, 2002 by and among the Registrant and the Noteholders on the signature pages thereto (incorporated by reference to Exhibit 4.24.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2002, filed on May 14, 2002).

10.6.3	Third Amendment to Note Purchase Agreement and Notes dated as of December 31, 2002 by and among the Registrant and the Noteholders on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 28, 2002, filed on January 13, 2003).

10.7	Amended and Restated Note Purchase Agreement, effective January 6, 2006, by and among Registrant and the Noteholders listed on the signature pages thereto (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed on January 11, 2006).

10.7.1	Amendment to Note Purchase Agreement and Consent, dated as of December 19, 2006, by and among Registrant, John Hancock Life Insurance Company as collateral agent for the Noteholders and the Noteholders under the Amended and Restated Note Purchase Agreement listed on the signature pages thereto (incorporated by reference to Exhibit 4.40 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 30, 2006 filed on February 13, 2007).

10.7.2	Second Amendment to Note Purchase Agreement, dated as of November 7, 2008, by and among Registrant and the Noteholders listed on the signature page thereto (incorporated by reference to Exhibit 10.7.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2008, filed on December 12, 2008).

10.7.3	Third Amendment to Note Purchase Agreement, dated as of November 3, 2009, by and among Registrant and the Noteholders listed on the signature page thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on November 9, 2009).

Exhibit Number	Description
10.8	Amended and Restated Loan Purchase and Servicing Agreement Dated as of December 7, 2001 between Grocers Capital Company and National Consumer Cooperative Bank (incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 28, 2002, filed on January 13, 2003).

10.9	Amended and Restated Credit Agreement dated as of December 7, 2001 among Grocers Capital Company, the lenders listed therein and National Cooperative Bank, as agent (incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 28, 2002, filed on January 13, 2003).

10.10	Amended and Restated Loan Purchase Agreement (Existing Program) dated January 30, 1998 among United Resources, Inc., United Grocers, Inc. (predecessor-in-interest to the Registrant) and National Consumer Cooperative Bank (incorporated by reference to Exhibit 4.D1 to United Grocers, Inc. Annual Report on Form 10-K for the fiscal year ended October 2, 1998 filed on January 30, 1999).

10.11	Amended and Restated Loan Purchase Agreement (Holdback Program) dated January 30, 1998 among United Resources, Inc., United Grocers, Inc. (predecessor-in-interest to the Registrant) and National Consumer Cooperative Bank (incorporated by reference to Exhibit 4.D2 to United Grocers, Inc. Annual Report on Form 10-K for the fiscal year ended October 2, 1998 filed on January 30, 1999).

10.12	Second Amended and Restated Loan Purchase and Service Agreement dated as of June 9, 2004, between Grocers Capital Company and National Consumer Cooperative Bank, as buyer (incorporated by reference to Exhibit 10.67 to the Registrant’s Form 10-Q for the fiscal quarter ended June 26, 2004 filed on August 3, 2004).

10.12.1	Change in Terms Agreement dated as of March 26, 2007 to Second Amended and Restated Loan Purchase and Service Agreement dated as of June 9, 2004, between Grocers Capital Company and National Consumer Cooperative Bank, as buyer (incorporated by reference to Exhibit 10.67.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007 filed on May 11, 2007).

10.13	Second Amended and Restated Credit Agreement dated as of June 9, 2004, among Grocers Capital Company, the lenders listed therein and National Consumer Cooperative Bank, as agent (incorporated by reference to Exhibit 10.68 to the Registrant’s Form 10-Q for the fiscal quarter ended June 26, 2004 filed on August 3, 2004).

10.13.1	Change in Terms Agreement dated as of March 27, 2007 to Second Amended and Restated Credit Agreement dated as of June 9, 2004, among Grocers Capital Company, the lenders listed therein and National Consumer Cooperative Bank, as agent (incorporated by reference to Exhibit 10.68.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007 filed on May 11, 2007).

10.14	Expansion Agreement, dated as of May 1, 1991, and Industrial Lease, dated as of May 1, 1991, between Dermody Properties and the Registrant (incorporated by reference to Exhibit 10.9 to Form S-2 Registration Statement of the Registrant filed on September 2, 1993, File No. 33-68288).

10.14.1	Lease Amendment, dated June 20, 1991, between Dermody Properties and the Registrant (incorporated by reference to Exhibit 10.9.1 to Form S-2 Registration Statement of the Registrant filed on September 2, 1993, File No. 33-68288).

10.14.2	Lease Amendment, dated October 18, 1991, between Dermody Properties and the Registrant (incorporated by reference to Exhibit 10.9.2 to Form S-2 Registration Statement of the Registrant filed on September 2, 1993, File No. 33-68288).

Exhibit Number	Description
10.15	Purchase Agreement dated November 21, 1994 between the Registrant and TriNet Corporate Realty Trust, Inc. (incorporated by reference to Exhibit 10.18 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 2, 1995 filed on December 1, 1995).

10.16	Commercial Lease-Net dated December 6, 1994 between TriNet Essential Facilities XII and the Registrant (incorporated by reference to Exhibit 10.17 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 2, 1995 filed on December 1, 1995, File No. 0-10815).

10.17	Lease, dated as of December 23, 1986, between Cercor Associates and Grocers Specialty Company (incorporated by reference to Exhibit 10.8 to Form S-2 Registration Statement of the Registrant filed on September 2, 1993, File No. 33-68288).

10.18**	Form of Indemnification Agreement between the Company and each Director and Officer (incorporated by reference to Exhibit A to the Registrant’s Proxy Statement dated February 24, 1997 filed on February 24, 1997).

10.18.1**	Form of Indemnification Agreement between the Company and each Director and Officer (incorporated by reference to Exhibit 10.20.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007 filed on August 14, 2007).

10.19**	Annual Incentive Plan for Chief Executive Officer (incorporated by reference to Exhibit 10.23 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended August 30, 1997 filed on November 28, 1997).

10.20**	Annual Incentive Plan for Senior Management (incorporated by reference to Exhibit 10.24 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended August 30, 1997 filed on November 28, 1997).

10.21**	Form of Severance Agreement for Vice Presidents, Senior Vice Presidents and Executive Vice Presidents with Less Than Three Years in an Officer Position executed by Philip S. Smith, Rodney L. Van Bebber, Daniel J. Murphy, John C. Bedrosian, William O. Coté, Dirk T. Davis, Luis de la Mata, Stanley G. Eggink, Joseph L. Falvey, Carolyn S. Fox, Don Gilpin, Gary C. Hammett, Gary S. Herman, Joseph A. Ney, David A. Woodward (incorporated by reference to Exhibit 10.50 to the Registrant’s Form 10-Q for the quarterly period ended December 31, 2000, filed on February 13, 2001).

10.22**	Form of Severance Agreement for Executive Vice Presidents with Three Years or More in an Officer Position dated as of October 2, 2003, by and between the Registrant and Philip S. Smith (incorporated by reference to Exhibit 10.59 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004).

10.23**	Form of Severance Agreement for Vice Presidents and Senior Vice Presidents, and Executive Vice Presidents with Less than Three Years in an Officer Position dated as of March 12, 2003, by and between the Registrant and Christine Neal (incorporated by reference to Exhibit 10.58 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004).

10.24**	Form of Severance Agreement for Executive Vice Presidents with Three Years or More in an Officer Position executed by Robert M. Ling, Jr., Richard J. Martin and Charles J. Pilliter (incorporated by reference to Exhibit 10.49 to the Registrant’s Form 10-Q for the quarterly period ended December 31, 2000, filed on February 13, 2001).

10.25**	Form of Severance Agreement for Vice Presidents and Senior Vice Presidents, and Executive Vice Presidents with Less than Three Years in an Officer Position dated as of December 8, 2006, by and between the Registrant and Randall G. Scoville (incorporated by reference to Exhibit 10.69 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 30, 2006 filed on February 13, 2007).

Exhibit Number	Description
10.26**	Form of Employment Agreement between the Company and Alfred A. Plamann (incorporated by reference to Exhibit 10.19 to Form S-4 Registration Statement of the Registrant filed on August 26, 1999, File No. 333-85917).

10.26.1**	Amendment to Employment Agreement dated as of August 1999, between the Registrant and Alfred A. Plamann (incorporated by reference to Exhibit 10.27 to Form S-4 Registration Statement of the Registrant filed on August 26, 1999, File No. 333-85917).

10.26.2**	Second Amendment to Employment Agreement dated as of April 2001, between registrant and Alfred A. Plamann (incorporated by reference to Exhibit 10.51 to the Registrant’s Form 10-Q for the quarterly period ended June 30, 2001, filed on August 14, 2001).

10.26.3**	Third Amendment to Employment Agreement dated as of August 2003, between Registrant and Alfred A. Plamann (incorporated by reference to Exhibit 10.19.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed on December 16, 2003).

10.27	Promissory Note dated June 4, 1996, due on demand in favor of Grocers Capital Company by Robert M. Ling, Jr. (incorporated by reference to Exhibit 10.45 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed on December 16, 2003).

10.28	Promissory Note dated December 6, 2000, due on demand in favor of Grocers Capital Company by Daniel J. Murphy and Debra A. Murphy (incorporated by reference to Exhibit 10.46 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed on December 16, 2003).

10.29**	Amended and Restated Unified Western Grocers, Inc. Deferred Compensation Plan dated as of May 1, 1999 (incorporated by reference to Exhibit 10.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended August 28, 1999 filed on November 14, 1999).

10.29.1**	Amendment No. 1 to the Amended and Restated Unified Western Grocers, Inc. Deferred Compensation Plan, amended as of October 19, 2007 (incorporated by reference to Exhibit 10.2.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007, filed on December 13, 2007).

10.30**	Unified Grocers, Inc. Deferred Compensation Plan II, Master Plan, dated as of September 26, 2008, effective January 1, 2005 (incorporated by reference to Exhibit 10.30 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2008, filed on December 12, 2008).

10.31**	Comprehensive Amendment to Unified Western Grocers, Inc. Employees’ Excess Benefit Plan dated as of December 5, 1995 (incorporated by reference to Exhibit 10.7 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended August 30, 1997 filed on November 28, 1997).

10.32**	Comprehensive Amendment to Unified Western Grocers, Inc. Employees’ Supplemental Deferred Compensation Plan dated as of December 5, 1995 (incorporated by reference to Exhibit 10.8 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended August 30, 1997 filed on November 28, 1997).

10.33**	Unified Western Grocers, Inc., Executive Salary Protection Plan II (“ESPP II”), Master Plan Document, effective January 4, 1995 (incorporated by reference to Exhibit 10.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 2, 1995 filed on December 1, 1995).

10.33.1**	Amendment No. 1999-I to Unified Western Grocers, Inc. Executive Salary Protection Plan II, effective as of January 1, 1999 (incorporated by reference to Exhibit 10.5 to the Registrant’s Form 10-Q for the quarterly period ended December 31, 2000, filed on February 13, 2001).

10.33.2**	Amendment No. 2000-I to Unified Western Grocers, Inc. Executive Salary Protection Plan II, effective as of January 1, 2000 (incorporated by reference to Exhibit 10.6 to the Registrant’s Form 10-Q for the quarterly period ended December 31, 2000, filed on February 13, 2001).

Exhibit Number	Description
10.34**	Master Trust Agreement For Unified Western Grocers, Inc. Executive Salary Protection Plan II, dated as of April 28, 1995 (incorporated by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 2, 1995 filed on December 1, 1995).

10.35**	Amended and Restated Unified Western Grocers, Inc. Executive Salary Protection Plan II, effective as of January 1, 2003 (incorporated by reference to Exhibit 10.4.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 2, 2004, filed on December 16, 2004).

10.35.1**	Amendment No. 1 to the Amended and Restated Unified Western Grocers, Inc. Executive Salary Protection Plan II, amended as of October 19, 2007 (incorporated by reference to Exhibit 10.4.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007, filed on December 13, 2007).

10.36	Unified Grocers, Inc. Executive Salary Protection Plan III, Master Plan Document, dated as of September 26, 2008, effective January 1, 2005 (incorporated by reference to Exhibit 10.36 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2008, filed on December 12, 2008).

10.37**	Unified Western Grocers, Inc. Executive Insurance Plan Split dollar Agreement and Schedule of Executive Officers party thereto (incorporated by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 2, 1995 filed on December 1, 1995).

10.38**	Amended and Restated Unified Western Grocers, Inc. Cash Balance Plan effective January 1, 2002, as amended (incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 28, 2002, filed on January 13, 2003).

10.38.1**	Amendment No. 2 to the Unified Western Grocers, Inc. Cash Balance Plan, amended as of November 15, 2004 (incorporated by reference to Exhibit 10.1.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005, filed on December 21, 2005).

10.38.2**	Amendment No. 3 to the Unified Western Grocers, Inc. Cash Balance Plan, amended as of November 15, 2004 (incorporated by reference to Exhibit 10.1.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005, filed on December 21, 2005).

10.38.3**	Amendment No. 4 to the Unified Western Grocers, Inc. Cash Balance Plan, amended as of August 8, 2005 (incorporated by reference to Exhibit 10.1.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005, filed on December 21, 2005).

10.38.4**	Amendment No. 5 to the Unified Western Grocers, Inc. Cash Balance Plan, amended as of December 22, 2006 (incorporated by reference to Exhibit 10.1.4 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 30, 2006 filed on February 13, 2007).

10.38.5**	Amendment No. 6 to the Unified Western Grocers, Inc. Cash Balance Plan, amended as of February 18, 2008 (incorporated by reference to Exhibit 10.1.5 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2008, filed on May 13, 2008).

10.38.6**	Amended and Restated Unified Grocers, Inc. Cash Balance Plan, effective January 1, 2009, as amended (incorporated by reference to Exhibit 10.38.6 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 27, 2008, filed on February 10, 2009).

10.39**	Amended and Restated Unified Western Grocers, Inc. Employee Savings Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2001 filed on February 19, 2002).

10.39.1**	Amendment No. 1 to the Unified Western Grocers, Inc. Employee Savings Plan, amended as of April 16, 2002 (incorporated by reference to Exhibit 10.9.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007, filed on December 13, 2007).

Exhibit Number	Description
10.39.2**	Amendment No. 2 to the Unified Western Grocers, Inc. Employee Savings Plan, amended as of September 1, 2003 (incorporated by reference to Exhibit 10.9.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007, filed on December 13, 2007).

10.39.3**	Amendment No. 3 to the Unified Western Grocers, Inc. Employee Savings Plan, amended as of December 19, 2003 (incorporated by reference to Exhibit 10.9.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007, filed on December 13, 2007).

10.39.4**	Amendment No. 4 to the Unified Western Grocers, Inc. Employee Savings Plan, amended as of November 15, 2004 (incorporated by reference to Exhibit 10.9.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007, filed on December 13, 2007).

10.39.5**	Amendment No. 5 to the Unified Western Grocers, Inc. Employee Savings Plan, amended as of July 29, 2005 (incorporated by reference to Exhibit 10.9.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007, filed on December 13, 2007).

10.39.6**	Amendment No. 6 to the Unified Western Grocers, Inc. Employee Savings Plan, amended as of December 22, 2006 (incorporated by reference to Exhibit 10.9.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 30, 2006 filed on February 13, 2007).

10.39.7**	Amendment No. 7 to the Unified Western Grocers, Inc. Employee Savings Plan, amended as of September 26, 2007 (incorporated by reference to Exhibit 10.9.7 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007, filed on December 13, 2007).

10.39.8**	Amendment No. 8 to the Unified Grocers, Inc. Employee Savings Plan, effective as of January 1, 2008 (incorporated by reference to Exhibit 10.39.8 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 27, 2008, filed on February 10, 2009).

10.40**	Amended and Restated Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2001 filed on February 19, 2002).

10.40.1**	Amendment No. 1 to the Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of June 11, 2002 (incorporated by reference to Exhibit 10.3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005, filed on December 21, 2005).

10.40.2**	Amendment No. 2 to the Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of September 1, 2003 (incorporated by reference to Exhibit 10.3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005, filed on December 21, 2005).

10.40.3**	Amendment No. 3 to the Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of December 19, 2003 (incorporated by reference to Exhibit 10.3.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005, filed on December 21, 2005).

10.40.4**	Amendment No. 4 to the Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of November 15, 2004 (incorporated by reference to Exhibit 10.3.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005, filed on December 21, 2005).

10.40.5**	Amendment No. 5 to the Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of August 17, 2005 (incorporated by reference to Exhibit 10.3.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005, filed on December 21, 2005).

Exhibit Number	Description
10.40.6**	Amendment No. 6 to the Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of December 1, 2005 (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2005).

10.40.7**	Amendment No. 7 to the Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of December 22, 2006 (incorporated by reference to Exhibit 10.3.7 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 30, 2006 filed on February 13, 2007).

10.40.8**	Amendment No. 8 to the Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of September 26, 2007 (incorporated by reference to Exhibit 10.3.8 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007, filed on December 13, 2007).

10.40.9**	Amendment No. 9 to the Unified Grocers, Inc. Employees’ Sheltered Savings Plan, effective as of January 1, 2008 (incorporated by reference to Exhibit 10.40.9 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 27, 2008, filed on February 10, 2009).

10.41**	Cash Balance Retirement Plan for Employees of Associated Grocers, Inc. (predecessor-in-interest to the Registrant) effective January 1, 2004 (incorporated by reference to Exhibit 10.56 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2007, filed on February 12, 2008).

10.41.1**	Amendment to the Cash Balance Retirement Plan for Employees of Associated Grocers, Inc. (predecessor-in-interest to the Registrant) effective March 28, 2005 (incorporated by reference to Exhibit 10.56.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2007, filed on February 12, 2008).

10.41.2**	Amendment to the Cash Balance Retirement Plan for Employees of Associated Grocers, Inc. (predecessor-in-interest to the Registrant) effective June 1, 2007 (incorporated by reference to Exhibit 10.56.2 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2007, filed on February 12, 2008).

10.41.3**	Amendment No. 3 to the Cash Balance Retirement Plan for Employees of Associated Grocers, Inc. amended as of June 17, 2008 (incorporated by reference to Exhibit 10.56.2 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2008, filed on August 12, 2008).

10.41.4**	Amended and Restated Cash Balance Retirement Plan for Employees of Associated Grocers, Inc. (predecessor-in-interest to the Registrant), effective December 31, 2008 (incorporated by reference to Exhibit 10.41.3 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 27, 2008, filed on February 10, 2009).

10.42**	Union Bank of California Trust Agreement for Cash Balance Retirement Plan for Employees of Associated Grocers, Inc. (predecessor-in-interest to the Registrant) as of September 13, 2004 (incorporated by reference to Exhibit 10.57 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2007, filed on February 12, 2008).

10.43**	Unified Western Grocers, Inc. Early Retirement Program (incorporated by reference to Exhibit 10.28 to the Form S-4 Registration Statement filed on August 26, 1999, File No. 333-05917).

10.44	Smart & Final Supply Agreement Dated May 16, 2003 (incorporated by reference to Exhibit 10.45 to Registrant’s Form 10-Q for the fiscal quarter ended June 28, 2003 filed on August 8, 2003).

10.45	Stock Purchase Agreement dated March 26, 1999 by and among Grocers Capital Company, K.V. Mart Co., an affiliate of Darioush Khaledi, Khaledi Family Partnership I, Khaledi Family Trust dated May 17, 1995, and Parviz Vazin and Vida Vazin (incorporated by reference to Exhibit 10.35 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on December 26, 2000).

Exhibit Number	Description
10.46	Pledge Agreement dated March 26, 1999 by Khaledi Family Partnership I, Khaledi Family Trust dated May 17, 1995, and Parviz Vazin and Vida Vazin in favor of Grocers Capital Company (incorporated by reference to Exhibit 10.36 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on December 26, 2000).

10.47	Guaranty dated March 26, 1999 by K.V. Mart Co. in favor of Grocers Capital Company (incorporated by reference to Exhibit 10.37 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on December 26, 2000).

10.48	Term Loan Agreement dated as of May 12, 2000 between K.V. Mart Co. and Unified Western Grocers, Inc. relating to a $7,000,000 Promissory Note due May 12, 2005 in favor of Unified Western Grocers, Inc. by K.V. Mart Co. (incorporated by reference to Exhibit 10.38 to the Registrant’s Form 10-Q for the quarterly period ended July 1, 2000 filed on August 17, 2000).

10.49	Security Agreement dated as of May 12, 2000 between K.V. Mart Co. and Unified Western Grocers, Inc. relating to the Term Loan Agreement dated as of May 12, 2000 between K.V. Mart Co. and Unified Western Grocers, Inc. (incorporated by reference to Exhibit 10.39 to the Registrant’s Form 10-Q for the quarterly period ended July 1, 2000 filed on August 17, 2000).

10.50	Guaranty dated as of May 12, 2000 by Darioush Khaledi and Shahpar Khaledi, husband and wife, Darioush Khaledi, as Trustee of the Khaledi Family Trust under Declaration of Trust dated May 17, 1995, K.V. Property Company, and Parviz Vazin and Vida Vazin in favor of Unified Western Grocers, Inc. issued pursuant to that certain Term Loan Agreement dated as of May 12, 2000 between K.V. Mart Co. and Unified Western Grocers, Inc. (incorporated by reference to Exhibit 10.40 to the Registrant’s Form 10-Q for the quarterly period ended July 1, 2000 filed on August 17, 2000).

10.51	Stock Collateral Acknowledgement and Consent dated as of May 12, 2000 executed by the shareholders of K.V. Mart Co. (incorporated by reference to Exhibit 10.41 to the Registrant’s Form 10-Q for the quarterly period ended July 1, 2000 filed on August 17, 2000).

10.52	Loan guaranties dated June 12, 1980 and September 30, 1988, given by United Grocers, Inc. (predecessor-in-interest to the Registrant) for the benefit of C&K Market, Inc., an affiliate of Raymond L. Nidiffer (incorporated by reference to Exhibit 10.I12 to United Grocers’ Form 10-K for the fiscal year ended September 30, 1989).

10.53	Agreement for Purchase and Sale and Escrow Instructions dated September 17, 1997, between United Grocers, Inc. (predecessor-in-interest to the Registrant) and C&K Market, Inc., an affiliate of Raymond L. Nidiffer (incorporated by reference to Exhibit 10.I5 to United Grocers, Inc.’s Form 10-K for the fiscal year ended October 2, 1998 filed on January 20, 1999).

10.54	Stock Purchase Agreement dated November 17, 1997, by and among United Grocers, Inc. (predecessor-in-interest to the Registrant) and C&K Market, an affiliate of Raymond L. Nidiffer (incorporated by reference to Exhibit 10.I6 to Form 10-K of United Grocers, Inc. filed on January 20, 1999).

10.55	Preferred Stock Purchase Agreement by and between C & K Market, Inc. and Unified Western Grocers, Inc. dated as of December 19, 2000 (incorporated by reference to Exhibit 10.47 to the Registrant’s Form 10-Q for the quarterly period ended December 31, 2000, filed on February 13, 2001).

10.56	Shareholders Agreement by and among Unified Western Grocers, Inc., C & K Market, Inc. and designated shareholders of C & K Market, Inc. dated as of December 19, 2000 (incorporated by reference to Exhibit 10.48 to the Registrant’s Form 10-Q for the quarterly period ended December 31, 2000, filed on February 13, 2001).

10.57	Series A Preferred Stock Exchange Agreement dated as of December 29, 2003, by and between C&K Market, Inc. and the Registrant (incorporated by reference to Exhibit 10.60 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004).

Exhibit Number	Description
10.58	Shareholders Agreement dated as of December 29, 2003, by and among the Registrant, C&K Market, Inc. and designated shareholders of C&K Market, Inc. (incorporated by reference to Exhibit 10.61 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004).

10.59	Supply Agreement dated as of December 29, 2003, by and between the Registrant and C&K Market, Inc. (incorporated by reference to Exhibit 10.62 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004).

10.60	Continuing Guaranty dated as of December 29, 2003, by designated shareholders of C&K Market, Inc. in favor of the Registrant relating to the Series A Preferred Stock Exchange Agreement dated as of December 29, 2003, by and between C&K Market, Inc. and the Registrant (incorporated by reference to Exhibit 10.63 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004).

10.61	Intercreditor and Subordination Agreement dated as of December 29, 2003, by and among designated subordinated creditors of C&K Market, Inc., C&K Market, Inc. and the Registrant (incorporated by reference to Exhibit 10.64 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004).

10.62	Right of First Refusal Agreement dated as of December 29, 2003, by and among C&K Market, Inc., designated shareholders of C&K Market, Inc. and the Registrant (incorporated by reference to Exhibit 10.65 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004).

10.63	Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.47 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed on December 16, 2003).

10.63.1	First Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of July 31, 2003, by and between Registrant and The Alamo Group, Inc. relating to the Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.49 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed on December 16, 2003).

10.63.2	Second Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of August 15, 2003, by and between Registrant and The Alamo Group, Inc. relating to the Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.50 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed on December 16, 2003).

10.63.3	Third Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of August 22, 2003, by and between Registrant and The Alamo Group, Inc. relating to the Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.51 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed on December 16, 2003).

10.63.4	Fourth Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of August 27, 2003, by and between Registrant and The Alamo Group, Inc. relating to the Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.52 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed on December 16, 2003).

10.63.5	Fifth Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of November 18, 2003, by and between Registrant and AH Investors, LLC relating to the Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.53 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed on December 16, 2003).

Exhibit Number	Description
10.63.5.1	First Amendment to Agreement Regarding Assets dated as of December 19, 2003, by and among the Registrant, AH Investors, LLC and TDH Investors, LLC relating to the Fifth Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of November 18, 2003, by and between the Registrant and AH Investors, LLC (incorporated by reference to Exhibit 10.56 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004).

10.63.6	Sixth Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of December 19, 2003, by and between the Registrant and AH Investors, LLC relating to the Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between the Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.57 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004).

10.63.7	Seventh Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of April 26, 2004, by and between the Registrant and AH Investors, LLC relating to the Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between the Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.66 to the Registrant’s Form 10-Q for the fiscal quarter ended June 26, 2004 filed on August 3, 2004).

10.64	Addendum to Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 25, 2003, by and between Registrant and The Alamo Group, Inc. relating to the Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.48 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed on December 16, 2003).

10.65	Operating Agreement of AH Investors, LLC dated as of November 26, 2003, by and among AH Investors, LLC, Hall Portola, Inc. and Alamo Group VIII, LLC (incorporated by reference to Exhibit 10.54 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004).

10.66	Operating Agreement of TDH Investors, LLC dated as of November 26, 2003, by and among TDH Investors, LLC, Hall Portola, Inc. and Alamo Group VIII, LLC (incorporated by reference to Exhibit 10.55 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004).

10.67	Agreement of Settlement and Release dated as of September 28, 2007, by and among AH Investors, LLC, Passco Save, LLC, Unified Western Grocers, Inc. and Lomo, Inc. (incorporated by reference to Exhibit 10.58 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2007, filed on February 12, 2008).

10.67.1	First Amendment to Agreement of Settlement and Release dated as of December 28, 2007, by and among AH Investors, LLC, Passco Save, LLC, Unified Western Grocers, Inc. and Lomo, Inc. (incorporated by reference to Exhibit 10.58.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2007, filed on February 12, 2008).

14	Code of Financial Ethics (incorporated by reference to Exhibit 14.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005, filed on December 21, 2005).

21	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 3, 2009 filed on December 17, 2009).

23.1*	Consent of Deloitte & Touche LLP.

23.2+	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1).

24.1+	Power of Attorney (included in signature page of Registration Statement 333-156520 filed December 31, 2008).

*	Filed herewith.
**	Management contract or compensatory plan or arrangement.
***

Confidential treatment was requested with respect to the omitted portions of this exhibit, which portions have been filed separately with the Securities and Exchange Commission. Certain schedules were omitted in reliance upon Item 601(b)(2) of Regulation S-K. The Registrant has agreed to furnish the SEC, supplementally, with a copy of any omitted schedule(s) upon request.
+	Previously filed as an exhibit to Registration Statement No. 333-156520.

(b)	Financial Statement Schedule

Schedule II—Valuation and Qualifying Accounts for the fiscal years ended October 3, 2009, September 27, 2008, and September 29, 2007 (incorporated by reference from the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 3, 2009 filed on December 17, 2009).